Exhibit 10.6

NBTY, INC. RETIREMENT SAVINGS AND

EMPLOYEES’ STOCK OWNERSHIP PLAN

(Amended and Restated Effective January 3, 2005)

NBTY, Inc. Retirement Savings and Employees’ Stock Ownership Plan
(amended and restated effective January 3, 2005)

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ARTICLE 1

TITLE AND CERTAIN OTHER GOVERNING PROVISIONS

This document shall be entitled the “NBTY, Inc. Retirement Savings and Employees’ Stock Ownership Plan” (the “Plan”).  This document is an amendment and restatement of the following three plans:  the NBTY, Inc. 401(k) Savings Plan, the Rexall Sundown, Inc. 401(k) Employee Savings Plan and the NBTY, Inc. Employees’ Stock Ownership Plan, which were merged to form this Plan effective January 3, 2005.  The provisions of this amendment and restatement shall be effective January 3, 2005, except that any provision that specifies a different effective date shall be effective as of the date specified.

The rights and benefits of any participant whose employment with all Employers and Affiliates terminates on or after January 3, 2005, and the rights and benefits of any Beneficiary of any such participant, shall be determined solely by reference to the terms of the Plan as amended and restated herein, as such Plan may be amended from time to time.  The rights and benefits of any participant whose employment with all Employers and Affiliates terminated before January 3, 2005, and who is not reemployed by an Employer or any Affiliate after such date, and the rights and benefits of any Beneficiary of any such participant, shall be determined solely by reference to the terms of the relevant predecessor plan named in the first paragraph hereof as in effect on the date of such participant’s termination of employment, except as otherwise required by law.  The word “participant” as used in Articles 1 through 17 refers to either a Participant, as defined in Section 2.32, or a Rexall Participant, as defined in Section 2.42, and does not refer to an ESOP Participant, as defined in Section 2.21.

The Plan, other than provisions of the Plan addressing the employees’ stock ownership plan portion of the Plan, is designated as a “profit sharing plan” within the meaning of U.S. Treasury Regulation § 1.401-1(a)(2)(ii).  The employees’ stock ownership portion of the

Plan is designed to invest primarily in qualifying employer securities, and the provisions of the Plan related to the employees’ stock ownership plan are intended to meet the requirements of a qualified employee stock ownership plan under sections 401(a), 501(a) and 4975(e)(7) of the Code.

ARTICLE 2

DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings when capitalized:

2.1           Account.  A Participant’s or a Rexall Participant’s subaccounts described in Section 8.1 and such other subaccounts that may be established from time to time on behalf of such a participant that are to be credited with contributions made by the participant or on his or her behalf, adjusted for earnings and losses, and debited by expenses and distributions to, and withdrawals of, the participant; the term “Account” shall not include an ESOP Participant’s ESOP Account.

2.2           Administrator.  The Company, as the administrator of the Plan.

2.3           Affiliate.  (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this Section 2.3 or a trade or business described in clause (b) of this Section 2.3, or (d) any other entity that is required to be aggregated with an Employer pursuant to U.S. Treasury regulations promulgated under section 414(o) of the Code.

2.4           Associate.  An individual whose relationship with an Employer is, under common law, that of an employee.

2.5           Beneficiary.  A person entitled under Section 9.8 to receive benefits in the event of the death of a Participant, a Rexall Participant or an ESOP Participant.

2.6           Board.  The board of directors of the Company.

2.7           Catch-Up Contribution.  The contribution described in Section 4.1(b).

2.8           Code.  The Internal Revenue Code of 1986, as amended.

2.9           Committee.  The Compensation and Stock Option Committee of the Board.

2.10         Company.  NBTY, Inc., a Delaware corporation, and any successor thereto.

2.11         Compensation.  Remuneration paid for services performed by a Participant or a Rexall Participant for an Employer for a Plan Year while such participant is an Eligible Associate or Eligible Rexall Associate that is wages, tips and other compensation reported on his or her Form W-2 for such Plan Year in the box that indicates compensation that is taxable for federal income tax purposes (but determined without regard to any rules that limit remuneration included in wages based upon the nature or location of the employment), and compensation which is not currently includible in such participant’s gross income by reason of the application of sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), and 402(e)(3) (salary reduction deferrals to a 401(k) plan) of the Code, reduced by the aggregate of all amounts included on such Form W-2:

(i)            as a result of the grant of stock awards, stock bonuses, restricted stock, stock appreciation rights, phantom stock, stock options, stock units, stock equivalences or similar arrangements;

(ii)           because such amounts are imputed as income as a result of, or are paid in the nature of or in relation to, benefits of the following types:  life insurance, short-term disability (other than salary continuation payments), long-term disability, medical and other welfare benefits;

(iii)          which are separation, severance or supplemental unemployment benefits;

(iv)          which are reimbursements or expense allowances (including moving expenses, housing allowances but excluding car expenses and allowances); and

(v)           that are payments that are nonreoccurring in nature.

Notwithstanding any provision herein to the contrary, remuneration in excess of $210,000 (or such other amount provided pursuant to section 401(a)(17) of the Code) shall be disregarded.  If a determination period consists of fewer than twelve (12) months, such annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

2.12         Disability.  A Participant’s, Rexall Participant’s or an ESOP Participant’s total and permanent physical or mental disability, as determined by the Vice President of Human Resources or, if such Vice President does not make a determination, the Director of Human Resources in accordance with the Company’s normal personnel practice applied in a uniform and nondiscriminatory manner.

2.13         Effective Date.  The effective date of this amendment and restatement of the Plan, with respect to any Employer as of January 2, 2005, shall be January 3, 2005, and, with respect to an entity that becomes an Employer on or after January 3, 2005, shall be the date as of which the Plan is adopted by such entity with the approval of the Company.

2.14         Eligible Associate.  An Associate, other than an Eligible Rexall Associate who was employed by Rexall Sundown, Inc. or any of its subsidiaries before January 3, 2005, who (a) has attained age 20½ and (b) has been employed by an Employer for at least six continuous months and either (i) is scheduled to work at least 1,000 Hours of Service during the first twelve months of his or her employment with an Employer or (ii) beginning with the first calendar year beginning in the Associate’s first twelve months of employment with an Employer, has completed at least 1,000 Hours of Service during any calendar year, except that an Associate who performs services for the Vitamin World division shall not be an Eligible Associate unless he or she is classified by his or her Employer as a manager.  Notwithstanding the age and service requirements described in this Section 2.14, an Associate who is employed by Solgar, Inc. before January 1, 2006 shall be an Eligible Associate.  Individuals who were employees of Wyeth performing services solely in its Solgar Vitamin and Herb operating unit at the Effective Time as defined in the Purchase Agreement by and between Wyeth and NBTY, Inc. dated as of June 6, 2005 shall be credited with Hours of Service under the Plan for their hours of service with Wyeth and its affiliates, and individuals who were employees of Wyeth at such Effective Time but who were on an approved leave of absence from the Solgar Vitamin and Herb operating unit and who return to work for an Employer on or before July 31, 2006 shall be credited with Hours of Service under the Plan for their hours of service with Wyeth and its affiliates.  Notwithstanding the previous sentences of this Section 2.14, no Ineligible Individual shall be an Eligible Associate.

2.15         Eligible Rexall Associate.  An Associate who (i) is employed by Rexall Sundown, Inc. or any of its subsidiaries, (ii) was employed by Rexall Sundown, Inc. or any of its subsidiaries before the Effective Date, (iii) has attained age 18 but who has not yet attained age 20 ½ as of the Effective Date and (iv) has completed at least 250 Hours of Service, other than an Ineligible Individual.

2.16         Employer.  The Company or any Affiliate that, with the consent of the Company, elects to participate in the Plan in the manner described in Section 14.1.  If an Employer withdraws from participation in the Plan pursuant to Section 14.2 or terminates its participation in the Plan pursuant to Section 17.3, it shall thereupon cease to be an Employer.  An entity shall cease being an Employer as of the date it ceases to be an Affiliate, unless the Company consents to such entity’s continued participation in the Plan.

2.17         ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

2.18         ESOP Account.  An ESOP Participant’s account described in Section 8.2, adjusted for earnings and losses, and debited by expenses and distributions to the ESOP Participant or his or her Beneficiary.

2.19         ESOP Allocation Date.  December 31st of each Plan Year.

2.20         ESOP Compensation.   Remuneration paid for services performed by an ESOP Participant for an Employer for a Plan Year while the ESOP Participant is an Associate that is wages, tips and other compensation reported on such ESOP Participant’s Form W-2 for such Plan Year in the box that indicates compensation that is taxable for federal income tax purposes (but determined without regard to any rules that limit remuneration included in wages based upon the nature or location of the employment), and compensation which is not currently includible in such ESOP Participant’s gross income by reason of the application of sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), and 402(e)(3) (salary reduction deferrals to a 401(k) plan) of the Code, reduced by the aggregate of all amounts included on such Form W-2:

(i)            as a result of the grant of stock awards, stock bonuses, restricted stock, stock appreciation rights, phantom stock, stock options, stock units, stock equivalences or similar arrangements;

(ii)           because such amounts are imputed as income as a result of, or are paid in the nature of or in relation to, benefits of the following types:  short-term disability (other than salary continuation payments), long-term disability, medical and other welfare benefits;

(iii)          which are separation, severance or supplemental unemployment benefits;

(iv)          which are reimbursements or expense allowances (including moving expenses, housing allowances), and

(v)           that are payments that are nonreoccurring in nature.

Notwithstanding any provision herein to the contrary, remuneration in excess of $210,000 (or such other amount provided pursuant to section 401(a)(17) of the Code) shall be disregarded.  If a determination period consists of fewer than twelve (12) months, such annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

2.21         ESOP Participant.  An Associate who has satisfied the requirements of Section 3.1(b).

2.22         ESOP Suspense Account.  The account to which shares of NBTY Stock pledged as collateral for a loan to the Trust are allocated pursuant to Section 8.6(e).

2.23         Fiscal Year.  The twelve-month period ending September 30.

2.24         Highly Compensated Employee.  For any Plan Year, any Associate who (i) is a 5%-owner (as determined under section 416(i)(1) of the Code) at any time during such Plan Year or the immediately preceding Plan Year or (ii) for the immediately preceding Plan Year, was paid compensation in excess of $95,000 (as adjusted in accordance with section 414(q)(1)(B) of the Code) from an Employer or Affiliate and was a member of the “top-paid group” (as defined in section 414(q)(3) of the Code).

2.25         Hour of Service.  (1)  Each hour for which an Associate is directly or indirectly compensated or entitled to compensation by an Employer for the performance of duties during the applicable computation period; (2) each hour for which an Associate is directly or indirectly compensated or entitled to compensation by an Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, incapacity (including disability), jury duty, lay-off, military duty or leave of absence) during the applicable computation period (calculated and credited pursuant to Department of Labor regulation § 2530.200b-2(b) and (c) which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by an Employer without regard to mitigation of damages (credited to the Associate for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made).  The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Associate on account of any single continuous period during which the Associate performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Associate is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Associate if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Associate for medical or medically related expenses incurred by the Associate.

2.26         Ineligible Individual.  Notwithstanding any provision of the Plan to the contrary, an individual who renders services for an Employer shall not be an Eligible Associate, an Eligible Rexall Associate or an ESOP Participant if (i) the terms of his or her employment are subject to a collective bargaining agreement which does not provide for the participation of such individual in the Plan; (ii) the individual renders services pursuant to an agreement or arrangement (written or oral) (a) that such services are to be rendered as an independent contractor; (b) with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or Affiliate; or (c) that contains a waiver of participation in the Plan; or (iii) he or she is not treated as an employee of an Employer on an Employer’s payroll records (notwithstanding any determination by a court or administrative agency that such individual is an employee).

2.27         Matching Account.  The subaccount established pursuant to Section 8.1 to which any Matching Contributions made for the benefit of a Participant or Rexall Participant pursuant to Section 4.2 or 4.3(b), and earnings and losses thereon, are credited.

2.28         Matching Contribution.  The contribution made by an Employer pursuant to Section 4.2 or 4.3(b) or pursuant to a Prior Plan.

2.29         Maximum Deferral Percentage.  The maximum percentage of a Participant’s or a Rexall Participant’s Compensation for a payroll period that may be contributed to the Plan pursuant to Section 4.1 or 4.3(a), as determined from time to time by the

Administrator.  The Administrator in its sole discretion may, for any Plan Year, establish a Maximum Deferral Percentage for participants who are not Highly Compensated Employees that is different from the Maximum Deferral Percentage for participants who are Highly Compensated Employees for such Plan Year, and further, may establish different Maximum Deferral Percentages for various classes of Highly Compensated Employees for a given Plan Year, provided that any such Maximum Deferral Percentages will not discriminate, within the meaning of section 401(a)(4) of the Code, in favor of Highly Compensated Employees.

2.30         NBTY Stock.  Shares of common capital stock of NBTY, Inc. which constitute “employer securities” within the meaning of section 4975(e)(8) of the Code.

2.31         1-Year Break in Service.  The applicable computation period during which an Associate or former Associate has not completed more than 500 Hours of Service.  Solely for the purpose of determining whether an Associate or former Associate has incurred a 1-Year Break in Service, Hours of Service shall be recognized for any “authorized leave of absence” and any “maternity or paternity leave of absence.”  For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Associate from incurring a 1-Year Break in Service, and, in any other case, in the immediately following computation period.  The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day.  The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Associate from incurring a 1-Year Break in Service.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Associate’s pregnancy, birth of the Associate’s child, placement of a child with the Associate in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

2.32         Participant.  An Eligible Associate who (i) is not a Rexall Participant and (ii) has satisfied the requirements set forth in Section 3.1.  An individual shall cease to be a Participant upon the complete distribution of his or her vested Account.  Notwithstanding the foregoing, an individual who ceases to be a Participant may nonetheless continue to be an ESOP Participant.

2.33         Plan.  The NBTY, Inc. Retirement Savings and Employees’ Stock Ownership Plan herein set forth, as the same may from time to time be amended.

2.34         Plan Year.  The calendar year.

2.35         Pre-Tax Account.  The subaccount established pursuant to Section 8.1 to which any Pre-Tax Contributions made for the benefit of a Participant or Rexall Participant pursuant to Section 4.1 or 4.3(a), and earnings and losses thereon, are credited.

2.36         Pre-Tax Contribution.  The contribution to the Plan made by an Employer on behalf of a Participant pursuant to Section 4.1 or 4.3(a) or pursuant to a Prior Plan.

2.37         Prior Plan.  Any of the NBTY, Inc. 401(k) Savings Plan, the Rexall Sundown, Inc. 401(k) Employee Savings Plan, or the NBTY, Inc. Employee Stock Ownership Plan, as the context requires.

2.38         Profit Sharing Account.  The account established pursuant to Section 8.1 to which Profit Sharing Contributions that had been made for the benefit of a Rexall Participant under a Prior Plan, and earnings and losses thereon, were credited.

2.39         Profit Sharing Contribution.  The contribution made pursuant to a Prior Plan on behalf of a Rexall Participant pursuant to such Prior Plan.

2.40         Qualified Military Service.  An individual’s service in the uniformed services (as defined in 38 U.S.C. § 4303) if such individual is entitled to reemployment rights under USERRA with respect to such service.

2.41         Recordkeeper.  Fidelity Investments Investment Institutional Operations Company, Inc.

2.42         Rexall Participant.  An Eligible Rexall Associate who has satisfied the requirements set forth in Section 3.1(a).  An individual shall cease to be an Rexall Participant upon the earlier of (i) the complete distribution of his or her vested Account and (ii) the date such individual becomes employed by an Employer other than Rexall Sundown, Inc. or any of its subsidiaries.  Notwithstanding the foregoing, an individual who ceases to be a Rexall Participant may nonetheless continue to be an ESOP Participant.

2.43         Rollover Account.  The subaccount established pursuant to Section 8.1 to which any Rollover Contributions, and earnings and losses thereon, are credited.

2.44         Rollover Contribution.  A contribution to the Plan made pursuant to Section 4.5 of the Plan.

2.45         Special Bonus Account.  The account established pursuant to Section 8.1 to which a Special Bonus Contribution made for the benefit of a Participant pursuant to Section 4.3(c), and earnings and losses thereon, are credited.

2.46         Special Bonus Contribution.  The contribution made to the Plan pursuant to Section 4.3(c) on behalf of Participants described in such Section.

2.47         Taxable Wage Base.  The maximum amount of earnings that may be considered wages under section 3121(a)(1) of the Code for purposes of old-age, survivors and disability insurance tax under section 3101 of the Code as in effect on the first day of a Plan Year.

2.48         Top-Heavy Plan Account.  The subaccount established pursuant to Section 8.1 to which any contributions made for the benefit of a Participant, Rexall Participant or ESOP Participant pursuant to Section 16.3, and earnings and losses thereon, are credited.

2.49         Trust.  The trust described in Section 7.1 and established pursuant to an agreement between the Company and the Trustee.

2.50         Trust Fund.  All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the agreement governing the Trust.

2.51         Trustee.  The person or entity appointed by the Company and serving as trustee of the Trust or, if there is more than one such trustee acting at a particular time, all of such trustees collectively.

2.52         USERRA.  The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

2.53         Valuation Date.  Each day on which the New York Stock Exchange is open for trading.

2.54         Year of Service.  The computation period of twelve (12) consecutive months, herein set forth, and during which an Associate has completed at least 1,000 Hours of Service.

For purposes of eligibility for participation in the Plan, the initial computation period shall begin with the date on which an Associate first performs an Hour of Service.  The initial computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Associate again performs an Hour of Service.  The computation period after the initial computation period shall shift to the current Plan Year which includes the six-month anniversary of the date on which an Associate first performed an Hour of Service, and subsequent computation periods for vesting purposes shall be the Plan Year.

For vesting purposes, and all other purposes not specifically addressed in the above paragraph, the computation period shall be the Plan Year.

For an Eligible Rexall Associate, periods of twelve (12) consecutive months during which the Eligible Rexall Associate completed at least 1,000 hours of service within the meaning of Department of Labor regulation § 2530.200b-2 with Richardson Labs, Inc. and MET-Rx USA, Inc. will be recognized for eligibility and vesting purposes.

For an Eligible Associate, years of service with Wyeth as reflected on the records of the Wyeth Savings Plan – United States on the Effective Time of the Purchase Agreement by and between Wyeth and NBTY, Inc. dated as of June 6, 2005 will be recognized as Years of Service hereunder for eligibility and vesting purposes.

ARTICLE 3

PARTICIPATION

Section 3.1.         Eligibility.  (a)   In General.  (i) Each Eligible Associate and Eligible Rexall Associate who was a participant in the NBTY, Inc. 401(k) Savings Plan or the Rexall Sundown, Inc. 401(k) Employee Savings Plan immediately before the Effective Date shall be a Participant or a Rexall Participant, as the case may be, on the Effective Date, (ii) each Eligible Associate who is employed by Solgar, Inc. prior to January 1, 2006 shall become eligible to become a Participant immediately upon becoming an Eligible Associate and (iii) each other Eligible Associate shall become eligible to become a Participant on the first day of the month coinciding with or next following the date on which such Associate became an Eligible Associate.

(b)   Eligibility for ESOP Participation.  Each Associate who was a participant in the NBTY, Inc. Employees’ Stock Ownership Plan immediately before the Effective Date shall be an ESOP Participant on the Effective Date.  Each other Associate shall become an ESOP Participant as of the January 1st or July 1st coincident with or next following the date he or she has completed a Year of Service, provided that the Associate has attained age 20 ½ and further provided that the Associate is not an Ineligible Individual.  An Associate shall be credited for service with Nutrition Headquarters, Inc. and Nutro Laboratories, Inc. for all purposes with respect to the employee stock ownership provisions of the Plan.  With respect to the employees’ stock ownership provisions of the Plan, an Associate shall be credited for service with Rexall Sundown, Inc. or any subsidiary thereof, but only for purposes of determining eligibility to participate in the employees’ stock ownership plan portion of the Plan.

Section 3.2.         Election of Pre-Tax Contributions.  An Associate who satisfies the requirements of Section 3.1(a) and who desires to make Pre-Tax Contributions to the Plan shall make an election, in accordance with procedures prescribed by the Administrator, specifying the Associate’s chosen rate of such contributions.  Such election (x) shall authorize such Associate’s Employer to reduce such Associate’s Compensation by the amount of any such Pre-Tax Contributions, (y) shall specify such Associate’s investment election as described in Section 8.3 and (z) shall evidence such Associate’s acceptance and agreement to all provisions of the Plan.  Any election made pursuant to this Section 3.2 shall be effective only with respect to Compensation not immediately available to the Associate as of the effective date of such election and shall be effective as of the first payroll period commencing after the date on which the election is received, or such later date as may be administratively practicable.

Section 3.3.         Transfers to Affiliates.  If the employment of a Participant, Rexall Participant or ESOP Participant is transferred from an Employer to an Affiliate that is not an Employer, the employment transfer shall not cause such participant’s or ESOP Participant’s (as the case may be) participation in the Plan to terminate, and he or she shall continue to participate in the Plan until an event occurs which would entitle such participant to a complete distribution of his or her vested Account balance and such ESOP Participant to a complete distribution of his or her vested ESOP Account balance had he or she continued to be employed by an Employer until the occurrence of such event.  Notwithstanding the foregoing, a Participant or Rexall Participant shall not be entitled to make Pre-Tax Contributions or Rollover Contributions or to receive allocations of Matching Contributions under the Plan, and an ESOP Participant shall not receive allocations of any employee stock ownership plan contributions during any period of employment by an Affiliate that is not an Employer, and periods of employment by an Affiliate that is not an Employer shall be taken into account only to the extent set forth in Section 12.4.

ARTICLE 4

CONTRIBUTIONS

Section 4.1.         Pre-Tax Contributions.  (a)    Elections.  Subject to the limitations set forth in Article 6 and except as provided in Section 4.3(a), each Employer shall make a Pre-Tax Contribution for each payroll period on behalf of each Participant and each Rexall Participant of such Employer in an amount equal to a percentage of such participant’s Compensation for such payroll period as elected by such participant pursuant to Section 3.2.  The percentage of Compensation so designated by a Participant for a payroll period may not be more than 50%, and the percentage of Compensation so designated by a Rexall Participant may not be more than the limits of sections 401(k), 402(g), 404, and 415 of the Code.   Notwithstanding the foregoing, a participant’s Pre-Tax Contributions for a payroll period pursuant to this Section 4.1(a) may not exceed an amount equal to the Maximum Deferral Percentage for such payroll period with respect to such participant.  Before January 1, 2006, a Participant’s elections shall be made at such time and in such manner as may be prescribed by the Administrator or the Recordkeeper and shall be effective as of the first day of the next month, and a Rexall Participant’s elections shall be made at such time and in such manner as may be prescribed by the Administrator or the Recordkeeper and shall be effective as of the first day of the next payroll period.  On or after January 1, 2006, a participant’s elections shall be made at such time and in such manner as may be prescribed by the Administrator or the Recordkeeper and shall be effective as of the first day of any payroll period or, if later, as soon as administratively practicable.  A participant’s Pre-Tax Contributions shall continue in effect at the rate elected by such a participant pursuant to Section 3.2 until the participant changes or suspends such election.  A participant who has suspended Pre-Tax Contributions pursuant to this subsection may resume Pre-Tax Contributions by making an election at such time and in such manner as may be prescribed by the Administrator or the Recordkeeper.

(b)   Catch-Up Contributions.  Each Participant and Rexall Participant who (i) is eligible to have Pre-Tax Contributions made on his or her behalf under the Plan and (ii) will attain age 50 before the end of a calendar year ending with or within a Plan Year shall be eligible to have Pre-Tax Contributions made on his or her behalf in addition to those described in Section 4.1(a) or 4.3(a) (“Catch-Up Contributions”) so long as plan deferral limits and the requirements of section 402(g) of the Code have been met.  Catch-up Contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code and such other rules and limitations prescribed by the Administrator or the Recordkeeper from time to time; provided, however, that (i) the amount of Catch-up Contributions made on behalf of a participant during a calendar year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($4,000 for 2005); (ii) the amount of Catch-up Contributions made on behalf of a participant for a payroll period shall not exceed the percentage of such participant’s Compensation that is established from time to time by the Administrator; and (iii) no Matching Contributions shall be made pursuant to Section 4.2 or 4.3(b) in connection with Catch-up Contributions.  Catch-up Contributions shall not be taken into account for purposes of Sections 6.1 and 6.3, and the Plan shall not be treated as failing to satisfy its provisions implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such Catch-up Contributions.

Section 4.2.            Matching Contributions.  Subject to the limitations set forth in Article 6, an Employer may make a Matching Contribution for each payroll period on behalf of each Participant or Rexall Participant who is an employee of such Employer.  Except as provided in Section 4.3(b), the Matching Contribution shall equal a discretionary percentage, to be determined by the Company, of such a participant’s Pre-Tax Contribution.  The Company may decide that the Matching Contribution will be made only with respect to a certain percentage or dollar amount of a participant’s Compensation and the Company’s decision will be applied (a) uniformly with respect to all Rexall Participants and (b) uniformly with respect to all Participants; provided, however, that with respect to Matching Contributions attributable to Compensation earned prior to January 1, 2006, the Company may decide that the basis for the Matching Contribution for Participants who are performing services for Solgar, Inc. made pursuant to Section 4.3(b) will be different from the basis for the Matching Contribution for other Participants or Rexall Participants.  The Matching Contribution made on behalf of a Rexall Participant for any Plan Year shall not exceed $3,000.

Section 4.3.            Special Contributions.  Notwithstanding anything herein to the contrary and in lieu of the contributions described in Sections 4.1(a) and 4.2 for the period beginning on the Effective Time as defined in the Purchase Agreement by and between Wyeth and NBTY, Inc. dated as of June 6, 2005 (the “Wyeth Purchase Agreement”) and ending December 31, 2005 (such period, the “Solgar Period”), the Company shall make or cause Solgar, Inc. to make the contributions described in Section 4.3(a), (b) and (c) on behalf of certain Participants described in such subsections.

(a)   Special Pre-Tax Contribution.  Subject to the limitations set forth in Article 6, a Pre-Tax Contribution shall be made for each payroll period beginning in the Solgar Period on behalf of each Participant who is an Associate performing services for Solgar, Inc. during any such payroll period in an amount equal to a percentage of such Participant’s Compensation for such payroll period as elected by the Participant pursuant to Section 3.2.  The percentage of Compensation so designated by such a Participant for a payroll period may not be less than 1% and may not be more than 16% and may be changed or suspended in accordance with procedures established by the Recordkeeper.   Notwithstanding the foregoing, a Participant’s Pre-Tax Contributions for a payroll period pursuant to this Section 4.3(a) may not exceed an amount equal to the Maximum Deferral Percentage for such payroll period with respect to such Participant.

(b)   Special Matching Contribution.  Subject to the limitations set forth in Article 6, a Matching Contribution shall be made for each payroll period in the Solgar Period on behalf of each Participant who is an Associate performing services for Solgar, Inc. during any such payroll period.  The Matching Contribution shall equal 50% of the Compensation which the Participant elects to defer as a Pre-Tax Contribution for such payroll period, provided that such Matching Contribution shall be made only with respect to the first 6% of such Compensation.

(c)   Special Bonus Contribution.  The Company shall make a Special Bonus Contribution on behalf of each Participant who (i) was an employee of Wyeth performing services in its Solgar Vitamin and Herb operating unit at the Effective Time as defined in the Wyeth Purchase Agreement and (ii) is an Associate of an Employer on December 31, 2005.  The amount of the Special Bonus Contribution made on behalf of such a Participant shall equal $325 multiplied by the number of whole years of service such Participant had with Wyeth as of such Effective Time, as reflected on Wyeth’s records immediately prior to the Effective Time.

Section 4.4.            Form and Deposit of Contributions.  The contributions described in Sections 4.1, 4.2 and 4.3 shall be made in cash.  The Company shall deliver or cause to be delivered to the Trustee Pre-Tax Contributions for each payroll period as soon as administratively practicable after the date such contributions otherwise would have been paid to participants as cash compensation, but in no event later than the 15th business day of the month following the month during which such contributions otherwise would have been paid to the participants.  The Company shall deliver or cause to be delivered to the Trustee any Matching Contributions for a payroll period concurrently with the delivery of the Pre-Tax Contributions to which such Matching Contributions relate.  The Company shall deliver or cause to be delivered to the Trustee the contribution described in Section 4.3(c) on or before March 15, 2006.

Section 4.5.            Requirements for Rollover Contributions.  If an Associate who (i) is an Eligible Associate or Eligible Rexall Associate or (ii) will become an Eligible Associate upon satisfying the age and service requirements described in Section 2.13, receives, or is entitled to, an “eligible rollover distribution” (within the meaning of section 402(c)(4) of the Code) from an employees’ trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code, from a qualified annuity plan described in section 403(a) of the Code, from a 403(b) plan, from a governmental 457(b) plan, or from an individual retirement account or annuity described in section 408(a) or (b) of the Code (provided that such amount is eligible to be rolled over from such individual retirement account or annuity and no amount in such individual retirement account or annuity is attributable to any source other than an eligible rollover distribution from an employees’ trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code or from a qualified annuity plan described in section 403(a) of the Code, and any earnings thereon), then he or she may contribute, or direct the Trustee of such trust, plan, account or annuity to transfer to the Plan an amount that does not exceed the amount of such eligible rollover distribution (including the proceeds from the sale of any property received as part of such eligible rollover distribution), provided that such eligible rollover distribution will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for an Employer.  Notwithstanding the foregoing, such a contribution (a “Rollover Contribution”) to the Plan may not include any portion of an eligible rollover distribution that consists of after-tax employee contributions.  A Rollover Contribution may be in the form of cash or, with the consent of the Administrator or the Recordkeeper, a promissory note evidencing an outstanding loan balance.

Section 4.6.            Delivery of Rollover Contributions.  Any Rollover Contribution to the Plan shall be delivered to the Trustee by an Eligible Associate or Eligible Rexall Associate on or before the 60th day after the day on which such an Associate receives the Rollover Contribution (or on or before such later date as may be prescribed by law) or shall be transferred to the Trustee on behalf of such Associate directly from the trust from which the eligible rollover distribution referred to in Section 4.5 is made.  Any such Rollover Contribution must be accompanied by any information or documentation in connection therewith requested by the Administrator, the Recordkeeper or the Trustee.  Notwithstanding the foregoing, the Administrator or the Recordkeeper shall not permit a Rollover Contribution if in the judgment of either accepting such Rollover Contribution would cause the Plan to violate any provision of the Code or U.S. Treasury regulations or create adverse tax consequences for an Employer.

ARTICLE 5

ESOP CONTRIBUTIONS

Section 5.1.            ESOP Contributions.  For each Plan Year, the Company will contribute (an “ESOP Contribution”) on behalf of the Employers in cash or NBTY Stock the amounts, if any, that the Committee, in its sole discretion, may authorize and direct to be contributed.  ESOP Contributions will be allocated to ESOP Participants’ ESOP Accounts.

ESOP Contributions will be allocated to ESOP Participants who have completed at least 1,000 Hours of Service during the Plan Year for which such ESOP Contribution is made and who are employed on the last day of such Plan Year.  For each ESOP Contribution, an allocation will be made to each ESOP Participant’s ESOP Account in the ratio that the ESOP Participant’s ESOP Compensation for such Plan Year bears to the ESOP Compensation for such Plan Year of all ESOP Participants.

Section 5.2.            Payment.  The total contributions made pursuant to Article 5 for a Plan Year shall be made in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Company for its Fiscal Year ending immediately after the end of such Plan Year for which the ESOP Contributions are made.  Any ESOP Contribution made in cash shall, in the sole discretion of the Company, be (i) used to purchase available NBTY Stock or (ii) allocated to Participant’s ESOP Accounts; provided, however, that to the extent required, any cash contributions shall be used to repay any portion of a loan incurred as permitted under Article 11.

If an ESOP Contribution is made in shares of NBTY Stock, NBTY Stock shall be valued at the closing price of NBTY Stock on the day of the contribution of NBTY Stock.  If at any time NBTY Stock is not readily tradable on an established securities market, then any valuation required under this Section 5.2 will be conducted by an independent appraiser (as defined in section 401(a)(28) of the Code).

Section 5.3.            Contributions by Participants.  ESOP Participants shall not be permitted to make any contributions to their ESOP Accounts.

Section 5.4.            Maximum Contributions.  The aggregate amount of ESOP contributions for any Plan Year shall not exceed twenty-five percent (25%) of the aggregate compensation (as defined in section 415(c)(3) of the Code) of all ESOP Participants during such Plan Year, except as provided in this Section 5.4.  For any Plan Year with respect to which ESOP Contributions are applied to repay any portion of a loan incurred pursuant to Article 11, the total amount of ESOP Contributions used to repay principal on all such loans shall not exceed twenty-five percent (25%) of such aggregate ESOP Participant compensation for such Plan Year.  The Company may contribute any amount in excess of this maximum amount for the Plan Year, without limitation, for the purpose of paying interest on such loans.  Furthermore, the contributions made pursuant to this Article, when combined with all tax-qualified plans of the Employers, shall not exceed the maximum allowable deductions permitted under section 404 of the Code.

Section 5.5.            Limitation on Annual Additions.  Notwithstanding anything contained herein to the contrary, allocation of ESOP Contributions for any Plan Year shall be subject to the limitations set forth in Section 6.3.

ARTICLE 6

LIMITATIONS ON CONTRIBUTIONS

Section 6.1.            Annual Limit on Pre-Tax Contributions.  (a)    General Rule.  Notwithstanding the provisions of Section 4.1 or 4.3(a), Pre-Tax Contributions made on behalf of a Participant or Rexall Participant pursuant to such Section for any calendar year shall not exceed the dollar limitation in effect for such calendar year under section 402(g) of the Code, except to the extent permitted under Section 4.1(b) of the Plan and section 414(v) of the Code.

(b)   Excess Pre-Tax Contributions.  Except to the extent set forth in Section 4.1(b) of the Plan and section 414(v) of the Code with respect to “catch-up contributions,” if for any calendar year the Pre-Tax Contributions to the Plan or the aggregate of the Pre-Tax Contributions to the Plan plus amounts contributed under other plans or arrangements described in section 401(k), 403(b), 408(k) or 408(p) of the Code for a participant exceed the limit imposed by subsection (a) of this Section for such calendar year (“excess deferrals”), such participant shall, pursuant to rules and at a time following such calendar year as determined by the Administrator, be allowed to submit a written request, accompanied by documentation evidencing that such excess deferrals exist, that the excess deferrals, plus any income and minus any loss allocable thereto, be distributed to the participant.  The amount of any income or loss allocable to such excess deferrals shall be determined pursuant to regulations promulgated by the U.S. Department of Treasury or U.S. Department of Labor.  Such amount of excess deferrals, as adjusted for income or loss, shall be distributed to the participant no later than April 15 following the calendar year for which such contributions were made.  Notwithstanding the provisions of this subsection (b), any such excess deferrals shall be treated as “annual additions” for purposes of Section 6.3 for the limitation year in which such contributions were made.  The amount of excess deferrals that may be distributed under this subsection (b) with respect to a participant for a calendar year shall be reduced by any amounts previously distributed pursuant to Section 6.2(e)(1) with respect to such participant for such year.

Section 6.2.         Limits on Contributions for Highly Compensated Employees.

(a)   Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code.  Notwithstanding the provisions of Section 4.1 and 4.3(a), if the Pre-Tax Contributions made pursuant to Section 4.1 and 4.3(a) for a Plan Year fail, or in the judgment of the Administrator or the Recordkeeper are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 6.2(e)(1) shall be made.  Any Pre-Tax Contributions which are “Catch-up Contributions” shall not be considered to be Pre-Tax Contributions for purposes of determining whether the tests set forth in paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed by Section 6.2(e)(1).

(1)  The HCE average deferral percentage (as defined below) for such year does not exceed the product of the NHCE average deferral percentage (as defined below) for such year and 1.25.

(2)  The HCE average deferral percentage for such year (i) does not exceed the NHCE average deferral percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average deferral percentage for such year and 2.0.

(b)   Actual Contribution Percentage Test Imposed by Section 401(m) of the Code.  Notwithstanding the provisions of Section 4.2 and 4.3(b), if the aggregate of the Matching Contributions made pursuant to Section 4.2 and 4.3(b) for a Plan Year fail, or in the judgment of the Administrator or the Recordkeeper are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 6.2(e)(2) shall be made.

(1)  The HCE average contribution percentage (as defined below) for such year does not exceed the product of the NHCE average contribution percentage (as defined below) for such year and 1.25.

(2)  The HCE average contribution percentage for such year (i) does not exceed the NHCE average contribution percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average contribution percentage for such year and 2.0.

(c)   Definitions and Special Rules.  For purposes of this Section, the following definitions and special rules shall apply:

(1)  The “actual deferral percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to Pre-Tax Contributions.  The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

(2)  The “HCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Associates and Eligible Rexall Associates who are eligible to make Pre-Tax Contributions for the current Plan Year and who are Highly Compensated Employees for the current Plan Year and the prior Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such

Eligible Associate and Eligible Rexall Associate to the nearest one-hundredth of one percent, of the Pre-Tax Contributions for the benefit of such individual for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such individual.

(3)  The “NHCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Associates and Eligible Rexall Associates who are eligible to make Pre-Tax Contributions for the current Plan Year and who are not Highly Compensated Employees for the current Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Associate and Eligible Rexall Associate to the nearest one-hundredth of one percent, of the Pre-Tax Contributions for the benefit of such individual for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such individual.

(4)  The “actual contribution percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to Matching Contributions.  The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

(5)  The “HCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Associates and Eligible Rexall Associates who are eligible to have Matching Contributions, or in the discretion of the Company and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, Pre-Tax Contributions, made for their benefit for the current Plan Year and who are Highly Compensated Employees for the current Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Associate and Eligible Rexall Associate to the nearest one-hundredth of one percent, of the Matching Contributions and, in the discretion of the Administrator or the Recordkeeper and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, Pre-Tax Contributions, made for the benefit of such individual for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such individual.

(6)  The “NHCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Associates and Eligible Rexall Associates who are eligible to have Matching Contributions, or in the discretion of the Company and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, Pre-Tax Contributions, made for their benefit for the current Plan Year and who are not Highly Compensated Employees for the current Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Associate and Eligible Rexall Associate to the nearest one-hundredth of one percent, of the Matching Contributions and, in the discretion of the Administrator or the Recordkeeper and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, Pre-Tax Contributions, made for the benefit of such individual for the current Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such individual.

(7)  The term “compensation” shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Administrator, any other meaning in accordance with the Code for these purposes.

(8)  If the Plan and one or more other plans of an Employer to which Pre-Tax Contributions, Matching Contributions or employee contributions (as such terms are defined for purposes of section 401(m) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section.  If a Highly Compensated Employee participates in the Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.

(d)   Safe Harbor Election.  Notwithstanding anything in this Section 6.2 to the contrary, if the Company elects the Matching Contribution safe harbors set forth in section 401(k)(12) and 401(m)(11) of the Code for any Plan Year by providing to each Participant and Rexall Participant a comprehensive notice of such participant’s rights and obligations under the Plan, written in a manner calculated to be understood by an average participant, at least 30 days, but not more than 90 days, before the beginning of such Plan Year (or, in the case of an Associate who becomes a participant during the Plan Year, by the day on which such Associate becomes a participant, but not more than 90 days prior) and allows participants to make or modify their elections to make Pre-Tax Contributions as described in Section 4.1 or 4.3(a) during the 30-day period immediately following receipt of such notice, then the Plan shall be deemed to have satisfied the actual deferral percentage test of Section 6.2(a) and the actual contribution percentage test of Section 6.2(b) for the Plan Year.

(e)   Adjustments to Comply with Limits.

(1)  Adjustments to Comply with Actual Deferral Percentage Test.  The Administrator shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test will be satisfied during a Plan Year, and, if it appears to the Administrator that such test will not be satisfied, the Administrator shall take such steps as it deems necessary or appropriate to adjust the Pre-Tax Contributions made pursuant to Section 4.1 and 4.3(a) for all or a portion of the remainder of such Plan Year for the benefit of some or all of the Highly Compensated Employees to the extent necessary in order for the actual deferral percentage test to be satisfied.  If, after the end of the Plan Year, the Administrator determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the actual deferral percentage test was not satisfied, the Administrator shall calculate a total amount by which Pre-Tax Contributions must be reduced in order to satisfy such test in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”).  The amount of Pre-Tax Contributions to be reduced for each Participant and Rexall Participant who is a Highly Compensated Employee shall be determined by first reducing the Pre-Tax Contributions of each such participant whose actual dollar amount of Pre-Tax Contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of Pre-Tax Contributions made for such Plan Year on behalf of any Highly Compensated Employee or until the total reduction equals the excess contributions amount.  If further reductions are necessary, then the Pre-Tax Contributions on behalf of each participant who is a Highly Compensated Employee and whose actual dollar amount of Pre-Tax Contributions for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence.  Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.  The portion of a participant’s Pre-Tax Contributions to be reduced in accordance with this Section 6.2(e)(1) shall be distributed to such participant and recharacterized as a corrective distribution of excess contributions, and the participant shall be notified of such recharacterization and the tax consequences thereof no later than 2½ months after the end of the Plan Year (or if notification by such date is administratively impracticable, no later than the last day of the subsequent Plan Year).  The amount of a participant’s Pre-Tax Contributions to be reduced in accordance with this Section shall be reduced by any excess deferrals previously distributed to such participant pursuant to Section 6.1 in order to comply with the limitations of section 402(g) of the Code.  The amount of any income or loss allocable to any such reductions shall be determined pursuant to the applicable regulations promulgated by the U.S. Treasury Department.

(2)  Adjustments to Comply with Actual Contribution Percentage Test.  The Administrator shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the average contribution percentage test will be satisfied during a Plan Year, and, if it appears to the Administrator that such test will not be satisfied, the Administrator shall take such steps as it deems necessary or appropriate to adjust the Matching Contributions made pursuant to Section 4.2 and 4.3(b) for all or a portion of the remainder of such Plan Year on behalf of some or all of the Highly Compensated Employees to the extent necessary in order for the average contribution percentage test to be satisfied.  If, after the end of the Plan Year, the Administrator determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the average contribution percentage test was not satisfied, the Administrator shall, in its discretion, (1) allocate a qualified nonelective contribution pursuant to Section 6.2(f) or (2) reduce the Matching Contributions made on behalf of each Participant and Rexall Participant who is a Highly Compensated Employee and whose actual dollar amount of Matching Contributions for such Plan Year is the highest in the same manner described in subparagraph (1) of this paragraph to the extent necessary to comply with the average contribution percentage test.  The reduction described in the preceding sentence shall be made with respect to Matching

Contributions.  With respect to contributions to be so reduced, no later than 2½ months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Administrator shall cause to be distributed to each such participant the amount of such reductions made with respect to vested Matching Contributions to which such participant would be entitled under the Plan if such participant had terminated service on the last day of the Plan Year for which such contributions are made (or on the date of the participant’s actual termination of employment, if earlier), and any remaining amount of such reductions (plus any income and minus any loss allocable thereto) shall be forfeited.  Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 9.2.  The amount of any such income or loss allocable to any such reduction to be so distributed or forfeited shall be determined pursuant to applicable regulations promulgated by the U.S. Treasury Department.

(f)    Qualified Nonelective Contributions.  Subject to the limitations set forth in Sections 6.3 and 6.4, and to the extent permitted by U.S. Treasury regulations or other pronouncements of the Internal Revenue Service, for purposes of satisfying the actual contribution percentage test set forth in Section 6.2(b), the Employers may contribute for a Plan Year such amount, if any, as may be designated as a “qualified nonelective contribution” within the meaning of section 401(m)(4)(C) of the Code.  Any qualified nonelective contribution to the Plan shall be allocated to the Accounts of those Participants and Rexall Participants who are not Highly Compensated Employees for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the date such contribution is made, beginning with the participant with the lowest Compensation for such Plan Year and allocating the maximum amount permissible under Section 6.3 before allocating any portion of such qualified nonelective contribution to the participant with the next lowest Compensation for the Plan Year.  Such allocation shall continue until the Plan satisfies the requirements in Section 6.2(b) or until the amount of such qualified nonelective contribution has been completely allocated.  Any such qualified nonelective contributions and earnings and losses thereon shall be accounted for separately by the Trustee and shall be distributable in accordance with the provisions of Article 9.  Notwithstanding any provision of the Plan to the contrary, the portion of a participant’s account derived from qualified nonelective contributions at all times shall be nonforfeitable.

Section 6.3.            Maximum Annual Additions under Section 415 of the Code.  Notwithstanding any other provision of the Plan, and except to the extent permitted under Sections 4.1(b) of the Plan and section 414(v) of the Code, the amounts allocated to the Account and ESOP Account of each Participant, Rexall Participant and ESOP Participant for any Plan Year shall be limited so that the aggregate annual additions for such year to such a participant’s Account and his or her ESOP Account and to the participant’s accounts in all other defined contribution plans maintained by any Employer or Affiliate shall not exceed the lesser of:

(a)  $42,000 (as adjusted pursuant to section 415(d) of the Code), and

(b)  100% of his or her compensation for such Plan Year (or such other percentage of compensation set forth in section 415(c) of the Code).

If the annual additions to a participant’s Account and his or her ESOP Account exceed the limitations set forth above for any Plan Year (i) as a result of a reasonable error in estimating his or her annual compensation, (ii) as a result of a reasonable error in determining the amount of Pre-Tax Contributions that may be made by a participant under section 415 of the Code or (iii) under other facts and circumstances as determined by the Commissioner of Internal Revenue, the amounts to be allocated to such participant’s Account and his or her ESOP Account for such year shall be reduced to the extent of the excess first with respect to any Pre-Tax Contributions as to which no Matching Contribution was made and then to remaining Pre-Tax Contributions and any Matching Contributions attributable thereto and finally with respect to contributions to the ESOP Account on a pro rata basis.  Any Pre-Tax Contributions so reduced, plus earnings thereon, shall be distributed to the participant.  Any Matching Contributions so reduced, plus earnings thereon, shall be held in a segregated suspense account and shall be treated in the next Plan Year as Matching Contributions thereby reducing amounts actually contributed by the Employers for such year.  Upon termination of the Plan, any balance in such suspense account shall be returned to each Employer in the amount determined by the Administrator, but only if the allocation upon Plan termination of such amount to participants would cause all participants to receive annual additions in excess of the limitations of section 415 of the Code.

The “annual additions” for a Plan Year to a participant’s Account and his or her ESOP Account and to his or her accounts in any other defined contribution plan of an Employer or Affiliate is the sum for such Plan Year of:

(a)   the amount of employer contributions (including Pre-Tax Contributions) allocated to his or her accounts, excluding, however, any Pre-Tax Contributions that are Catch-up Contributions or that are made under section 414(v) of the Code,

(b)   the amount of forfeitures allocated to his or her accounts,

(c)   the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on his or her behalf, and

(d)   the amount of any of his or her contributions, excluding any Rollover Contributions, to any such plan.

For purposes of this Section, the term “compensation” shall have the meaning set forth in U.S. Treasury Regulation § 1.415-2(d)(10) except that in the case of an Associate whose employment is transferred from an Employer to an Affiliate that is not an Employer, such term shall exclude any compensation received by such Associate from such Affiliate, and the term “defined contribution plan” shall have the meaning set forth in section 415(k)(1) of the Code.

Section 6.4.         Other Limitations on Employer Contributions.  The contributions of the Employers for a Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employers for federal income tax purposes for the fiscal year of such Employers that ends with such Plan Year.

Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to an Employer.  An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be.  The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction.  Earnings attributable to the mistaken contribution shall not be returned to an Employer, but losses attributable thereto shall reduce the amount to be so returned.  If the return to an Employer of the amount attributable to the mistaken contribution would cause the balance of any participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to an Employer shall be limited so as to avoid such reduction.

ARTICLE 7

TRUST AND INVESTMENT FUNDS

Section 7.1.            Trust.  A Trust shall be established by the execution of a trust agreement between the Company (acting on behalf of the Employers) and the Trustee.  All contributions under the Plan shall be paid to the Trustee.  The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants, Rexall Participants and ESOP Participants collectively in accordance with the provisions of the trust agreement; to the extent applicable, the investment elections of the participants; and with respect to ESOP Contributions, primarily in qualifying employer securities.  The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Administrator or the Recordkeeper directs in accordance with the Plan.

Section 7.2.            Designation of Investment Funds.  The Company shall cause the Trustee to establish, operate and maintain three or more separate investment funds exclusively for the collective investment and reinvestment of moneys directed by the Participants and Rexall Participants to be invested in such funds on their behalf.  Additional investment funds may be established as determined by the Company from time to time in its sole discretion.  The Administrator and the Recordkeeper will establish procedures setting forth how often changes between investments may be made and any other limitations and provisions that they may impose on a participant’s right to direct investments.

Section 7.3.            Trust Fund to Be Applied Exclusively for Participants and their Beneficiaries, Etc.  Subject only to the provisions of Article 6 and Sections 15.1 and 15.2(b) and (c), and any other provision of the Plan to the contrary notwithstanding, no part of the Trust

Fund shall be used for or diverted to any purpose other than for the exclusive benefit of the Participants, Rexall Participants, ESOP Participants and their Beneficiaries.

ARTICLE 8

PARTICIPANT ACCOUNTS,
INVESTMENT ELECTIONS, ETC.

Section 8.1.         Participant Accounts.  The Administrator shall establish and maintain, or cause to be established and maintained, a separate Account for each Participant and Rexall Participant.  Each Account shall consist of the following subaccounts:

(i)            if Pre-Tax Contributions have been made for the benefit of a participant pursuant to Section 4.1 or 4.3(a) or under the Prior Plan, a Pre-Tax Account to which shall be credited such Pre-Tax Contributions and earnings and losses thereon;

(ii)           if Matching Contributions have been made for the benefit of a participant pursuant to Section 4.2 or 4.3(b) or under the Prior Plan, a Matching Account to which shall be credited such Matching Contributions and earnings and losses thereon;

(iii)          if Profit Sharing Contributions have been made for the benefit of a Rexall Participant pursuant to a Prior Plan, a Profit Sharing Account to which shall be credited such Profit Sharing Contributions and earnings and losses thereon;

(iv)          if a Special Bonus Contribution has been made for the benefit of a Participant pursuant to Section 4.3(c), a Special Bonus Account to which shall be credited such Special Bonus Contribution and earnings and losses thereon;

(v)           if contributions have been made for the benefit of a participant when the Plan was a top-heavy plan within the meaning of Section 16.1, a Top-Heavy Plan Account to which shall be credited such contributions and earnings and losses thereon; and

(vi)          if a Rollover Contribution has been made by a participant, a Rollover Account to which shall be credited such Rollover Contribution and earnings and losses thereon.

Unless the context otherwise requires, a participant’s “Account” or “Account balance” shall mean the aggregate value of all separate accounts, excluding ESOP Accounts, and subaccounts maintained on his or her behalf pursuant to the Plan and Trust agreement.  The books of account, forms and accounting methods used in the administration of participants’

Accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Company.

Section 8.2.            ESOP Account.  An ESOP Participant’s ESOP Account shall be comprised of NBTY Stock and other assets attributable to ESOP Contributions or forfeited by other ESOP Participants.

(a)   Assets other than NBTY Stock.  The Trustee shall determine the market value of the non-NBTY Stock assets of an ESOP Participant’s ESOP Account as of each ESOP Allocation Date, adjusting such value to reflect income, realized and unrealized profits, and losses and expenses attributable to such accounts.  The adjustments so made shall be allocated to each ESOP Account based upon its balance as of the beginning of the relevant Plan Year in relationship to the aggregate balances of all ESOP Accounts as of the beginning of such Plan Year.

(b)   NBTY Stock.  Each ESOP Participant’s ESOP Account shall be credited as of each ESOP Allocation Date with a number of shares of NBTY Stock determined solely by the Company.  As soon as practicable after such crediting to the ESOP Accounts occurs, each ESOP Participant shall be notified of the new balance of his or her ESOP Account.

Section 8.3.            Investment Elections.  (a)    Initial Election.  Each Participant and Rexall Participant may make, in the manner prescribed by the Administrator or Recordkeeper, an investment election that shall apply to the investment of contributions made for such participant’s benefit and any earnings on such contributions, other than contributions made pursuant to Section 5.1 and any earnings thereon, subject to such limitations set forth herein or imposed by the Administrator or Recordkeeper from time to time.  Such election shall specify that such contributions be invested either (i) wholly in one of the investment funds maintained by the Trustee pursuant to Section 7.2, or (ii) divided among two or more of such investment funds in increments of 1% (or such larger percentage established by the Administrator or Recordkeeper from time to time).  During any period in which no direction as to the investment of a participant’s Account is on file with the Recordkeeper, contributions made for a participant’s benefit shall be invested in a fund selected by the Administrator from time to time.

(b)   Change of Election.  A Participant or Rexall Participant may change his or her investment election as of any Valuation Date, subject to such limitations as the Administrator or Recordkeeper from time to time may impose (including restrictions on investment election changes that apply solely to a particular investment fund).  A participant’s investment election change shall be limited to the investment funds then maintained by the Trustee pursuant to Section 7.2.  A change in investment election made pursuant to this Section shall apply to a participant’s existing Account or contributions allocated to such Account after such change, or both.  Any such change shall specify that such Account or contributions be invested either (i) wholly in one of the funds maintained by the Trustee pursuant to Section 7.2 or (ii) divided among two or more of such funds in increments of 1% (or such larger percentage established by the Administrator from time to time) or, solely with respect to a participant’s existing Account, in fixed dollar amounts.  A participant’s change of investment election must be made in the manner prescribed by the Administrator or Recordkeeper.  The Administrator or Recordkeeper shall prescribe rules regarding the time by which such an election must be made in order to be effective for a particular Valuation Date.

(c)   Facilitation.  Notwithstanding any election of any Participant or Rexall Participant, the Trustee shall have the right to hold invested in a short-term investment fund any amounts intended for investment or reinvestment until such time as investment or reinvestment may be made in accordance with the Plan and Trust.

(d)   ESOP Diversification.

(i)            For Plan Years ending on or before December 31, 2002, and for diversification elections effectuated prior to January 1, 2004, each ESOP Participant who has attained age fifty-five (55) and completed ten (10) years of participation as an ESOP Participant shall have the right to make an election to direct the Trustee as to investment of his or her ESOP Account.  In each of the first five (5) Plan Years following the Plan Year in which an ESOP Participant attained age fifty-five (55) and completed ten (10) years of participation as an ESOP Participant, such an ESOP Participant may elect within ninety (90) days after the close of each such Plan Year in the qualified election period (as defined in section 401(a)(28) of the Code) to diversify twenty-five percent (25%) of his or her ESOP Account less any amount to which a prior election applies.  In the sixth (6th) year, such an ESOP Participant may elect within ninety (90) days after the close of each Plan Year in the qualified election period (as defined in section 401(a)(28) of the Code) to diversify fifty percent (25%) of his or her ESOP Account less any amount to which a prior election applies.

(ii)           For Plan years beginning on or after January 1, 2003, and for diversification elections effectuated on or after January 1, 2004, any ESOP Participant who has attained age fifty-five (55) and has completed ten (10) years of participation as an ESOP Participant shall have the right to make an election to direct the Trustee as to the investment of his or her ESOP Account as follows.  In each of the first five (5) Plan Years following the Plan Year in which an ESOP Participant attained age fifty-five (55) and completed ten (10) years of participation as an ESOP Participant, such an ESOP Participant may elect within ninety (90) days after the close of each Plan Year in the qualified election period (as defined in section 401(a)(28) of the Code) to diversify twenty-five percent (25%) of his or her ESOP Account less any amount to which a prior election applies.  In the sixth (6th) year, such an ESOP Participant may elect within ninety (90) days after the close of each Plan Year in the qualified election period (as defined in section 401(a)(28) of the Code) to diversify fifty percent (50%) of his or her ESOP Account less any amount to which a prior election applies.

(iii)          For Plan Years beginning on or after January 1, 2005 and for diversification elections effectuated on or after January 1, 2005, any ESOP Participant who has attained age fifty-five (55) and completed ten (10) years of participation as an ESOP Participant (a “Qualified ESOP Participant”) shall have the right to make an election to direct the Plan as to investment of his or her ESOP Account as follows.  In each of the first five (5) Plan Years following the Plan Year in which an ESOP Participant  became a Qualified ESOP Participant, such Qualified ESOP Participant may elect to direct the investment of twenty-five percent (25%) of the value of his or her ESOP Account (any amount transferred to his or her Account pursuant to Section 8.3(d)(iv) shall be taken into account in determining whether the ESOP Participant has directed the investment of twenty-five percent (25%) of the value of his or her ESOP

Account) within ninety (90) days after the last day of each Plan Year during a Qualified ESOP Participant’s qualified election period (as defined in section 401(a)(28) of the Code).  Within 90 days after the close of the last Plan Year in a Qualified ESOP Participant’s qualified election period, he or she may direct the investment in fifty percent (50%) of the value of his or her ESOP Account (any amount transferred to his or her Account pursuant to Section 8.3(d)(iv) shall be taken into account in determining whether the ESOP Participant has directed the investment of fifty percent (50%) of the value of his or her ESOP Account).  A Qualified ESOP Participant’s direction shall be provided to the Recordkeeper in a manner determined by the Recordkeeper and shall become effective within 180 days after the close of the Plan Year to which the direction applies.

(iv)          Any election under Section 8.3(d) shall result in a transfer of the applicable portion of the ESOP Participant’s ESOP Account to subaccounts of the ESOP Participant’s Account established under Section 8.1.

Section 8.4.            Valuation of Funds and Plan Accounts.  The value of an investment fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by the fund on such Valuation Date as determined by the Trustee, reduced by the amount of any accrued liabilities of the fund on such Valuation Date.  The Trustee’s determination of market value shall be binding and conclusive upon all parties.  The value of a participant’s Account as of any Valuation Date shall be the sum of the values of his or her investment subaccounts in each of the accounts listed in Section 8.1.

Section 8.5.            Allocation of Contributions.  Any Pre-Tax Contribution, Matching Contribution, Special Bonus Contribution, Rollover Contribution or any contribution made when the Plan is a top-heavy plan within the meaning of Section 16.1 shall be allocated to the Pre-Tax Account, Matching Account, Special Bonus Account, Rollover Account or Top-Heavy Account, as applicable, of the participant for whom such contribution is made as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee and shall be credited to such participant’s Account as of such Valuation Date.

Section 8.6.            ESOP Allocations.

(a)   Allocation of Employer Contributions and Forfeitures.  As of each ESOP Allocation Date, the total number of shares and fractional shares of NBTY Stock contributed to the Trust Fund, purchased by the Trustee with cash contributions made by the Company on behalf of the Employers, or released from the ESOP Suspense Account during the Plan Year shall be computed and allocated along with any applicable forfeitures.  The allocation of NBTY Stock shall be made according to Section 5.1.

(b)   Allocation of Cash Dividends.  Cash dividends on NBTY Stock allocated to an ESOP Participant’s ESOP Account shall be paid to such ESOP Participant’s ESOP Account and reinvested in NBTY Stock.  Cash dividends on unallocated shares of NBTY Stock shall be allocated in accordance with the provisions of Section 8.6(c).

(c)   Allocation of Earnings and Losses.  As of each ESOP Allocation Date, the Trustee shall determine the fair market value of the assets relating to ESOP Accounts.  The Trustee shall allocate to the accounts of the ESOP Participants the net earnings and gains or losses related to ESOP Accounts since the immediately preceding ESOP Allocation Date.  Dividends shall be allocated based on relative beginning ESOP Account balances less any distributions actually paid.  Interest and other earnings shall be allocated based upon the ratio of each ESOP Participant’s ESOP Account balance as of the time immediately preceding the ESOP Allocation Date less distributions actually paid to the aggregate balance of all ESOP Participant’s ESOP Accounts.  Other adjustments may be made to ESOP Accounts as may be necessary and appropriate in order to achieve an equitable allocation of the net earnings and gains or losses as long as such allocation is performed in a uniform and non-discriminatory manner.

(d)   Allocation of NBTY Stock.  Any provision hereof to the contrary  notwithstanding, at any time NBTY Stock and assets other than NBTY Stock are to be allocated to the ESOP Accounts of ESOP Participants and former ESOP Participants, then, to the greatest extent possible without resulting in discrimination in favor of Highly Compensated Employees, NBTY Stock shall be allocated to the accounts of ESOP Participants and assets other than NBTY Stock shall be allocated to the Accounts of former ESOP Participants.

(e)   Interim Allocations.  NBTY Stock acquired by the Trustee with the proceeds of a loan shall be credited to the ESOP Suspense Account.  As of each ESOP Allocation Date, the balance in the ESOP Suspense Account shall be allocated to the ESOP Accounts in the manner described in Section 8.6(a).

Section 8.7.         Voting and Exercising Other Securities Rights With Respect to NBTY Stock.

(a)   Each ESOP Participant and each former ESOP Participant who has an ESOP Account shall be entitled to direct the Trustee as to the manner in which NBTY Stock credited to such ESOP Account is to be voted and as to the manner in which other shareholder rights with respect to such NBTY Stock are to be exercised.  The following guidelines shall apply with regard to the voting rights of ESOP Participants and former ESOP Participants with respect to the NBTY Stock credit to their ESOP Accounts:

(i)            The Trustee shall notify ESOP Participants and former ESOP Participants of each occasion for the exercise of voting rights within a reasonable period (not less than thirty (30) days, unless such period is impossible or impractical) before such rights are to be exercised.

(ii)           The Trustee shall take whatever steps are reasonably necessary to allow each ESOP Participant to exercise rights other than voting rights of NBTY Stock represented by the ESOP Participant’s or former ESOP Participant’s ESOP Account.

(iii)          The number of shares to which each ESOP Participant and former ESOP Participant is entitled to vote shall have the right to direct the exercise of the rights thereof shall be determined for any record date by the number of shares allocated to his or her  ESOP Account on the last ESOP Allocation Date.

(iv)          The Trustee shall vote fractional shares by combining directions on voting of such fractional shares to the extent possible.

(v)           The Trustee shall vote any shares in the ESOP Suspense Account in the same proportion and in the same manner as the shares in ESOP Participants’ and former ESOP Participant’s ESOP Accounts are voted by the ESOP Participants.

(b)   The Trustee shall make no recommendation regarding the manner of exercising any rights under this Section 8.7, including whether such rights should be exercised

Section 8.8.         Allocation of Forfeitures.

(a)   In General.  The total amount forfeited during any Plan Year pursuant to Sections 9.2(b) and 9.9 from the Accounts of participants employed by an Employer, reduced by the amount of such forfeitures credited to the accounts of former participants who have been reemployed pursuant to Section 12.2 or 12.4 shall be applied first to reduce expenses related to the administration of the Plan and then to reduce any Employer contributions.

(b)   ESOP Forfeitures.  With respect to any ESOP Participant who terminates employment and who is not vested in his or her ESOP Account pursuant to Section 9.4(c), a distribution shall be deemed to have occurred as of such termination of employment.  The resulting ESOP Participants’ forfeitures that are pending as of December 31, 2005 shall be allocated to the ESOP Accounts of the ESOP Participants employed by an Employer on such date.  After December 31, 2005, the forfeitures of ESOP Participants who terminate employment during a calendar year shall be allocated to the ESOP Accounts of the ESOP Participants employed by an Employer on the last day of such year.  Forfeitures shall be added to the contribution made pursuant to Article 5 for purposes of allocation to ESOP Accounts.

Section 8.9.            Correction of Error.  If it comes to the attention of the Administrator that an error has been made in any of the allocations prescribed by this Article 8,

appropriate adjustment shall be made to the accounts of all Participants, Rexall Participants, ESOP Participants and Beneficiaries that are affected by such error, except that no adjustment need be made with respect to any participant or Beneficiary whose account has been distributed in full prior to the discovery of such error.

Section 8.10.          ERISA Section 404(c) Plan.  The Plan, other than provisions of the Plan addressing the employees’ stock ownership plan portion of the Plan, is intended to meet the requirements of section 404(c) of ERISA and the U.S. Department of Labor regulations promulgated thereunder, and the applicable provisions of the Plan shall be construed and interpreted to meet such requirements.

Section 8.11.          Transfers from Other Plans.  With the consent of the Administrator, amounts may be transferred (within the meaning of section 414(l) of the Code) to the Trustee of the Plan from another tax-qualified plan under section 401(a) of the Code (the “Other Plan”), provided that the Other Plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for an Employer.  The amounts transferred from the Other Plan shall be credited to administrative subaccounts to be held, invested, reinvested and distributed pursuant to the terms of the Plan and the Trust, and, as of the date of the transfer of any such participant’s interest in the Other Plan,

(1)  there shall be credited to the Pre-tax Account of such participant that portion of his or her interest in the Other Plan which is transferred to the Trustee and which represents the participant’s Pre-Tax Contributions, if any, made to the Other Plan on behalf of the participant,

(2)  there shall be credited to the Matching Account of such participant that portion of his or her interest in the Other Plan which is transferred to the Trustee and which represents the Matching Contributions, if any, made to the Other Plan on behalf of the participant,

(3)  there shall be credited to the Rollover Account of such Participant that portion of his or her interest in the Other Plan which is transferred to the Trustee and which represents the participant’s rollover contributions, if any, to the Other Plan, and

(4)  there shall be credited to a special subaccount(s) of such participant that portion of his or her interest in the Other Plan which is transferred to the Trustee and which represents any other type of contribution to the Other Plan.

Any amounts credited to a participant’s Pre-Tax Account, Matching Account, Rollover Account or other subaccount shall be credited to the administrative subaccounts in accordance with such participant’s investment direction in effect as of the date of such transfer.

ARTICLE 9

WITHDRAWALS AND DISTRIBUTIONS

Section 9.1.         Withdrawals From Account Prior to Termination of Employment.  (a)    Hardship Withdrawals.  Subject to the provisions of this subsection, a Participant or Rexall Participant who has taken all loans available to him or her under Article 10, and all withdrawals available under Section 9.1(b) and (c) and has incurred a financial hardship may withdraw as of any Valuation Date all or any portion of the combined balance of (i) such participant’s Pre-Tax Account; (ii) pre-1989 earnings on such participant’s Pre-Tax Account; (iii) the vested portion of such participant’s Matching Account; (iv) the vested portion of such participant’s Special Bonus Account; and (v) in the case of a Rexall Participant, such participant’s Profit Sharing Account.  The amount of such withdrawal shall not exceed the amount needed to satisfy the financial hardship, including amounts necessary to pay any federal, state or local taxes or any penalties reasonably anticipated to result from the hardship withdrawal.  The determination of the existence of a financial hardship and the amount required to be distributed to satisfy such hardship shall be made by the Administrator in a uniform and non-discriminatory manner according to the following rules:

(1)  A financial hardship shall be deemed to exist if and only if the participant certifies that the financial need is on account of:

(A)  expenses for medical care described in section 213(d) of the Code previously incurred by the participant, the participant’s spouse, or any dependents (as defined in section 152 of the Code) of the participant or necessary for such persons to obtain medical care described in section 213(d) of the Code;

(B)  costs directly related to the purchase of a principal residence for the participant (excluding mortgage payments);

(C)  payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the participant, the participant’s spouse or any dependents (as defined in section 152 of the Code) of the participant;

(D)  payments necessary to prevent the eviction of the participant from the participant’s principal residence or foreclosure of the mortgage on that residence; or

(E)  the occurrence of any other event determined by the Commissioner of Internal Revenue pursuant to Treasury Regulation § 1.401(k)-1(d)(2)(iv).

(2)  A distribution shall be treated as necessary to satisfy a financial need if and only if the participant certifies (and if the Administrator has no reason to believe that such certification is inaccurate) that such hardship cannot be relieved by or through:

(A)  reimbursement or compensation by insurance or otherwise;

(B)  cessation of Pre-Tax Contributions under the Plan;

(C)  reasonable liquidation of the participant’s assets (including assets of the participant’s spouse and minor children that are reasonably available to the participant), to the extent such liquidation would not itself cause an immediate and heavy financial need; or

(D)  other distributions or nontaxable (at the time of the loan) loans from this Plan or other plans maintained by an Employer or by another employer, or by borrowing from commercial sources on reasonable commercial terms.

(3)  The participant shall be required to submit any additional supporting documentation as may be requested by the Administrator or Recordkeeper.

(4)  Any hardship withdrawal pursuant to this Section 9.1(a) shall be in the form of a lump sum payment.

(5)  A participant may receive a hardship withdrawal pursuant to this Section 9.1(a) no more than once during any six-month period.

(6)  Amounts distributed to a participant pursuant to this Section 9.1(a) shall be withdrawn first from the participant’s Pre-Tax Account, next from the vested portion of the participant’s Matching Account, next from the vested portion of the participant’s Special Bonus Account and then from the participant’s Profit Sharing Account, if any, and shall not be taken from the next source until the previous source has been depleted.

(7)  Notwithstanding any provision of the Plan to the contrary, a participant who receives a hardship withdrawal hereunder shall be prohibited from making any Pre-Tax Contributions under Section 4.1 and 4.3(a) and under all other plans of the Employers and Affiliates until the first payroll period commencing coincident with or next following the date which is six months after the date the hardship withdrawal was made (or such earlier date as may be permitted by applicable regulations promulgated by the U.S. Treasury Department).  Such a participant may elect to resume making Pre-Tax Contributions in accordance with the procedures set forth in Section 4.1.  For purposes of this paragraph, “all other plans of the Employers and Affiliates” shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans, other than plans subject to section 409A of the Code (unless contributions to such plans are permitted to cease under U.S. Treasury regulations promulgated thereunder), and such other plans as may be designated under regulations promulgated by the U.S. Treasury Department, but shall not include health and welfare plans and the mandatory employee contribution portion of a defined benefit plan.

(b)   Withdrawals From Account On or After Age 59½.  As of any Valuation Date, a Participant or Rexall Participant who has attained age 59½ may withdraw all or any portion of his or her Pre-Tax Account, and, in addition, for a Rexall Participant, all or any portion of his or her vested Matching Account and Profit Sharing Account.  A withdrawal made pursuant to this Section 9.1(b) shall be made at the participant’s election in any form of payment provided under Section 9.3(c).

(c)   Withdrawals from Rollover Account.  As of any Valuation Date, a Participant or Rexall Participant may withdraw all or any portion of his or her Rollover Account.  Any withdrawal pursuant to this Section 9.1(c) shall be in the form of a lump sum payment.

(d)   Conditions Applicable to All Withdrawals.  A Participant’s or Rexall Participant’s request for a withdrawal pursuant to this Section 9.1 shall be made at such time and in such manner as may be prescribed by the Administrator or Recordkeeper.  The amount available for withdrawal pursuant to this Section 9.1 shall be reduced by the amount of any loan made pursuant to Article 10 that is outstanding at the time of withdrawal.  The amount available for withdrawal under this Section 9.1 is subject to reduction in the sole discretion of the Administrator to take into account the investment experience of the Trust Fund between the date of the withdrawal election and the date of the withdrawal.

Section 9.2.            Distribution of Account Upon Termination of Employment.  (a)    Termination of Employment under Circumstances Entitling Participant to Full Distribution of Account.  If a Participant’s or Rexall Participant’s employment with all Employers and Affiliates terminates under any of the following circumstances, then the participant or his or her designated Beneficiary, as the case may be, shall be entitled to receive the participant’s entire Account:

(1)  the participant’s death;

(2)  the participant’s Disability;

(3)  on or after the date the participant attains age 65; or

(4)  in the case of a Participant, on or after the date the Participant has completed at least three Years of Service; provided, however, that in the case of a Participant employed by Solgar Inc. before January 1, 2006 who terminates employment on or before December 31, 2005, the word “three” shall be replaced with the word “five”; and

(5)  in the case of a Rexall Participant, on or after the date the Rexall Participant has completed at least three Years of Service.

(b)   Termination of Employment under Circumstances Resulting in Partial Forfeiture of the Participant’s Account.  If a Participant’s or Rexall Participant’s employment with all Employers and Affiliates terminates under circumstances other than those set forth in Section 9.2(a), then the participant shall be entitled to receive the entire balance of the participant’s Pre-Tax Account and Rollover Account and:

(1)  In the case of a Participant who has completed less than three Years of Service as of the date of his or her termination of employment, such Participant shall forfeit the entire balances of his or her Matching Account and Special Bonus Account, if

any.  Notwithstanding anything to the contrary contained herein, the following provisions shall apply on and before December 31, 2005 with respect to each Participant who is employed by Solgar, Inc.:  (i) if such an individual has completed less than two Years of Service, then such individual shall forfeit the entire balance of his or her Matching Account; (ii) if such an individual has completed two Years of Service but has not completed three Years of Service, then such individual shall be entitled to 25% of the balance of his or her Matching Account; (iii) if such an individual has completed three Years of Service but has not completed four Years of Service, then such individual shall be entitled to 50% of the balance of his or her Matching Account; (iv) if such an individual has completed four Years of Service but has not completed five Years of Service, then such individual shall be entitled to 75% of the balance of his or her Matching Account; and (v) if such an individual has completed five Years of Service as of the date of his or her termination of employment, then such individual shall be entitled to receive the entire balance of his or her Matching Account.  In addition, a Participant who is employed by Solgar, Inc. on December 31, 2005 and who has at least two Years of Service but less than three Years of Service shall never be entitled to less than 25% of his or her Matching Account.

(2)  In the case of a Rexall Participant who has a Profit Sharing Account, such Rexall Participant shall be entitled to receive all or a portion of his or her Profit Sharing Account.  If a Rexall Participant has completed one Year of Service but less than two Years of Service as of the date of his or her termination of employment, then such Rexall Participant shall be entitled to receive 33 % of his or her Matching Account.  If such Rexall Participant has completed two Years of Service but less than three Years of Service as of the date of his or her termination of employment, then such Rexall Participant shall be entitled to receive 66 % of his or her Matching Account.  If such Rexall Participant has completed three Years of Service as of the date of his or her termination of employment, then such Rexall Participant shall be entitled to receive the entire balance of his or her Matching Account.

In the event of the sale or disposition of a business or a sale of substantially all of the assets of a trade or business, a participant affected by such sale may be entitled to the entire balance of the participant’s Account, irrespective of the participant’s Years of Service, if expressly provided in the documents effecting the transaction or otherwise authorized by the Company.

Any portion of a participant’s Matching Account and Special Bonus Account that the participant is not entitled to receive pursuant to this Section 9.2(b) shall be charged to such accounts and forfeited as of the earlier of (i) the date the participant receives a distribution of his or her vested Account and (ii) the date the participant incurs five consecutive 1-Year Breaks in

Service.  If a participant who receives a distribution of his or her vested Account, or is deemed to have received a distribution of his or her Account because he or she is not vested in any portion of his or her Account (including his or her Pre-Tax Account), is reemployed prior to incurring five consecutive 1-Year Breaks in Service, then any forfeiture shall be reinstated as prescribed in Section 12.2(b).

Section 9.3.         Time and Form of Distribution of Account upon Termination of Employment.  (a)    In General.  A Participant or Rexall Participant shall be entitled to a distribution of his or her vested Account upon the participant’s termination of employment with all Employers and Affiliates.

(b)   Time of Distribution.  A Participant or Rexall Participant shall be entitled to a distribution of his or her vested Account as soon as administratively practicable after the date of the participant’s termination of employment with the Employers and Affiliates, or may defer distribution to a later date; provided, however, that:

(i)            a participant’s Account shall not be distributed prior to the participant’s 65th birthday unless the participant has consented in writing to such distribution;

(ii)           if a participant dies before the commencement of distribution of his or her Account, distributions paid or commencing after the participant’s death shall be completed no later than December 31 of the calendar year which contains the fifth anniversary of the participant’s death, except that (i) if the participant’s Beneficiary is the participant’s spouse, distribution may be deferred until December 31 of the calendar year in which the participant would have attained age 70½ and (ii) if the participant’s Beneficiary is a person other than the participant’s spouse and distributions commence on or before December 31 of the calendar year immediately following the calendar year in which the participant died, such distributions may be made over a period not longer than the life expectancy of such Beneficiary;

(iii)          if at the time of a participant’s death, distribution of his or her Account has commenced, the remaining portion of the participant’s Account shall be paid at least as rapidly as under the method of distribution being used prior to the participant’s death, as determined pursuant to U.S. Treasury Regulation § 1.401(a)(9)-2;

(iv)          unless a participant files a written election to defer distribution, distribution shall be made to a participant by payment in a single lump sum payment no later than 60 days after the end of the Plan Year which contains the latest of (i) the date of the participant’s termination of employment, (ii) the tenth anniversary of the date the participant commenced participation in the Plan and (iii) the participant’s 65th birthday; provided, however, that if the participant does not elect a distribution prior to the latest to occur of the events listed above, the participant shall be deemed to have elected to defer such distribution until a date no later than April 1 of the calendar year following the calendar year in which the participant attains age 70½; and

(v)           with respect to a participant who continues in employment after attaining age 70½, distribution of the participant’s vested Account shall commence no later than the participant’s required beginning date.  For purposes of this paragraph, the term “required beginning date” shall mean (A) with respect to a participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the participant attains age 70½ and (B) with respect to any other participant, April 1 of the calendar year following the calendar year in which the participant terminates employment with all Employers and Affiliates.  Distributions made under this paragraph shall be made in accordance with Section 9.3(c).  A participant is treated as a 5%-owner for purposes of this Section if such participant is a 5%-owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is a top-heavy plan) at any time during the Plan Year in which such owner attains age 66½ or any subsequent year.  Once distributions have begun to a 5%-owner under this Section, they must continue to be distributed, even if he or she ceases to be a 5%-owner.

(c)   Form and Method of Distribution.  Any distribution from an Account to which a Participant (or in the event of the participant’s death, his or her Beneficiary) becomes entitled upon the Participant’s termination of employment shall be distributed in cash, and any to which a Rexall Participant (or in the event of the participant’s death, his or her Beneficiary) becomes entitled upon the Rexall Participant’s termination of employment shall be distributed in cash or in kind, by whichever of the following methods the participant (or Beneficiary) elects:

(i)            a lump sum;

(ii)           substantially equal periodic installment payments, payable not less frequently than annually and not more frequently than monthly, over a period to be elected by the Participant (or Beneficiary); provided, however, that such period shall not exceed the life expectancy of the Participant or, to the extent permitted by Treasury Regulation § 1.401(a)(9)-5, the joint and last survivor expectancy of the Participant and the Participant’s Beneficiary;

(iii)          a joint and 50% survivor annuity; or

(iv)          a joint and 100% survivor annuity.

A participant (or Beneficiary) may change his or her election with respect to the form of distribution at any time before benefits commence.

Section 9.4.         Distribution of ESOP Account.  (a)    No Withdrawals or Loans.  An ESOP Participant shall not be permitted to withdraw any portion of his or her ESOP Account while he or she remains in employment with an Employer or Affiliate or to take a loan on his or her ESOP Account at any time.

(b)   Termination of Employment Under Circumstances Entitling ESOP Participant to Full Distribution of ESOP Account.  If an ESOP Participant’s employment with all Employers and Affiliates terminates under any of the following circumstances, then the ESOP Participant or his or her designated Beneficiary, as the case may be, shall be vested in and entitled to receive one hundred percent (100%) of the entire amount then in the ESOP Participant’s ESOP Account:

(i)            the ESOP Participant’s death;

(ii)           the ESOP Participant’s Disability; or

(iii)          the ESOP Participant’s termination of employment after such ESOP Participant attained age 65, completed four Years of Service and completed 1000 Hours of Service after such four Years of Service.

In the event of the sale or disposition of a business or a sale of substantially all of the assets of a trade or business, an ESOP Participant affected by such sale may be entitled to the entire balance of his or her ESOP Account, irrespective of the ESOP Participant’s Years of Service, if expressly provided in the documents effecting the transaction or otherwise authorized by the Company.

(c)   Other Termination of Employment.  If an ESOP Participant terminates employment with his or her Employer and is not vested in his or her ESOP Account, then such

ESOP Participant shall be deemed to have received a distribution of his or her ESOP Account and the balance of the ESOP Account shall be forfeited.  If such former ESOP Participant is reemployed prior to incurring five consecutive 1-Year Breaks in Service, then any forfeiture shall be reinstated.

(d)   Time of Distribution.  Unless an ESOP Participant elects otherwise (in accordance with the provisions set forth in Section 9.3(b)(ii)-(v), but as applied to an ESOP Account), the distribution of an ESOP Account shall commence no later than one year after the close of the Plan Year in which the ESOP Participant terminates employment with his or her Employer due to death, Disability or after the attainment of age 65 and completion of five Years of Service and no later than five years after the close of the Plan Year in which an ESOP Participant terminates employment for any other reason.

(e)   Form and Method of Distribution.  Any distribution from an ESOP Account to which an ESOP Participant (or in the event of the participant’s death, his or her Beneficiary) becomes entitled shall be distributed in shares of NBTY Stock (or, with respect to assets other than NBTY Stock, in cash) in the form of a lump sum or in annual installments over a period not to exceed 15 years.  An ESOP Participant (or Beneficiary) may change his or her election with respect to the form of distribution at any time before benefits commence.  NBTY Stock shall be valued for distribution purposes at the closing price of NBTY Stock on an established securities market on the immediately preceding day on which NBTY Stock was traded.

(f)    Put Option.  If, and only if, NBTY Stock is not readily tradable on an established market, then any ESOP Participant who is otherwise entitled to a distribution of NBTY Stock under the Plan shall have the right (hereinafter referred to as “Put Option”) to require that his or her Employer or the Company repurchase any NBTY Stock under a fair valuation formula established by the independent appraiser appointed.  The Put Option shall only be exercisable during the sixty (60) day period immediately following the date of distribution and if the Put Option is not exercised within such sixty (60) days period, then it can be exercised for an additional period of sixty (60) days in the following Plan Year.  This Put Option shall be non-terminable within the meaning of U.S. Treasury regulation § 54.4975-11(a)(ii).

The amount paid for NBTY Stock under the Put Option shall be paid in substantially equal period payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the Put Option and not exceeding five (5) years.  There shall be adequate security provided and reasonable interest paid on any unpaid balance.

Section 9.5.            Payment of Small Account Balances.  Notwithstanding any provision of Section 9.3 or 9.4 to the contrary and subject to Section 9.7, if the aggregate value of an individual’s Account and his or her ESOP Account at any time following his or her termination of employment does not exceed $1,000, then such amount shall be distributed in a lump sum payment to the participant, the ESOP Participant or his or her Beneficiary, as the case may be.  The distributions of such amounts shall be made at the time determined by the Administrator and the Recordkeeper.

Section 9.6.            Order of Distribution.  Any distribution pursuant to Section 9.2 shall be charged against a participant’s contribution and investment subaccounts in the order determined by the Administrator or Recordkeeper.

Section 9.7.            Direct Rollover Option.  In the case of a distribution that is an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, a Participant, Rexall Participant, ESOP Participant, a Beneficiary who is a surviving spouse of a participant or an ESOP Participant, or a spouse or former spouse of a participant or an ESOP Participant who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, may elect that all or any portion of such distribution to which he or she is entitled shall be directly transferred from the Plan to (i) an individual retirement account or annuity described in section 408(a) or (b) of the Code, or (ii) if the terms of which permit the acceptance of eligible rollover distributions, to another retirement plan qualified under section 401(a) of the Code, to a qualified annuity plan described in section 403(a) of the Code, to an annuity contract described in section 403(b) of the Code or to an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan.

Section 9.8.            Designation of Beneficiary.  (a)    In General.  Each Participant, Rexall Participant and ESOP Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under this Article upon the death of such participant or ESOP Participant or, in the case of a participant or ESOP Participant who dies after his or her termination of employment but prior to the distribution of the entire amount to which he or she is entitled under the Plan, any undistributed balance to which he or she would have been entitled.  No such designation of a Beneficiary other than a participant’s or ESOP Participant’s spouse shall be effective if the participant was married through the one-year period ending on the date of his or her death unless such designation was consented to in writing (or by such other method permitted by the Internal Revenue Service) at the time of such designation by the person who was the participant’s or ESOP Participant’s spouse during such period, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Administrator or Recordkeeper that such consent could not be obtained because such spouse could not be located or because of the existence of other circumstances as the Secretary of the Treasury may prescribe as excusing the requirement of such consent.  Subject to the immediately preceding sentence, a participant or ESOP Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation.  Such designation and each change thereof shall be made in the manner prescribed by the Administrator and shall be filed with the Administrator or Recordkeeper.  If (i) no Beneficiary has been named by a deceased participant or ESOP Participant or (ii) a Beneficiary designation is not effective pursuant to the second sentence of this section, any undistributed Account of the deceased shall be distributed by the Trustee (a) to the surviving spouse of the deceased, if any, (b) if there is no surviving spouse, to the then living descendants, if any, of the deceased, per stirpes, or (c) if there is no surviving spouse and there are no living descendants, to the executor or administrator of the estate of the deceased.  Unless otherwise set forth in the applicable beneficiary designation form or the instructions thereto, if a Beneficiary predeceases the participant or ESOP Participant, then any undistributed Account of the deceased shall be distributed by the Trustee in the order prescribed by the immediately preceding sentence.

(b)   Successor Beneficiaries.  A Beneficiary who has been designated in accordance with Section 9.8(a) may name a successor beneficiary or beneficiaries in the manner prescribed by the Administrator or Recordkeeper.  Unless otherwise set forth in the applicable form pursuant to which a participant or ESOP Participant designates a Beneficiary or the instructions thereto, if such Beneficiary dies after the participant or ESOP Participant and before distribution of the entire amount of the benefit under the Plan in which the Beneficiary has an interest, then any remaining amount shall be distributed, as soon as practicable after the death of such Beneficiary, in the form of a lump sum payment to the successor beneficiary or beneficiaries or, if there is no such successor beneficiary, to the executor or administrator of the estate of such deceased Beneficiary.

Section 9.9.            Missing Persons.  If following the date on which Participant’s or Rexall Participant’s Account may be distributed without the participant’s consent pursuant to Section 9.3(b) or 9.5 or an ESOP Participant’s ESOP Account may be distributed without his or her consent pursuant to Section 9.4(c) or 9.5, the Administrator or Recordkeeper in the exercise of reasonable diligence has been unable to locate the person or persons entitled to the participant’s Account or his or her ESOP Account (after sending a registered letter, return receipt requested, to the last know and address, and after utilizing certified mail, checking records of related employee benefit plans maintained by the Company, contacting such designated Beneficiaries, and using a letter forwarding service (of the Internal Revenue Service or Social Security Administration) and any further effort deemed prudent by the Administrator or Recordkeeper to ascertain the whereabouts of such participant, ESOP Participant or Beneficiary), then the participant’s Account or his or her ESOP Account, as the case may be, shall be forfeited; provided, however, that to the extent required by law the Plan shall reinstate and pay to such person or persons the amount so forfeited upon a claim for such amount made by such person or persons.  The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section and Sections 9.3(b) and 9.4(c) during the Plan Year that the claim for such forfeited benefit is made, and shall not include any earnings or losses from the date of the forfeiture under this Section.  If the amount to be reinstated exceeds the amount of such forfeitures, an Employer shall make a contribution in an amount equal to such Employer’s pro-rata share of such excess.  An Employer’s pro rata share shall be determined by multiplying the amount of such forfeitures by a fraction, the numerator of which is equal to the number of Associates employed by such Employer who made a claim for such forfeited benefits and the denominator of which is the number of all Associates who made a claim for such forfeited benefits.  To the extent the forfeitures under this Section exceed any claims for forfeited benefits made pursuant to this Section, such excess shall be applied in accordance with Section 8.8.

Section 9.10.       Distributions to Minor and Disabled Distributees.  Any distribution that is payable to a distributee who is a minor or to a distributee who has been legally determined to be unable to manage his or her affairs by reason of illness or mental incompetency may be made to, or for the benefit of, any such distributee at such time consistent with the provisions of this Plan and in such of the following ways as the legal representative of such distributee shall direct:  (a) directly to any such minor distributee if, in the opinion of such legal representative, such minor is able to manage his or her affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) as otherwise directed by such legal representative.  Neither the Administrator nor the Trustee shall be required to oversee the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.

ARTICLE 10

LOANS

Section 10.1.          Making of Loans.  Subject to the provisions of this Article 10, the Recordkeeper shall establish a loan program whereby any Participant or Rexall Participant who is an Associate and who has no outstanding loans may request, by such method prescribed by the Recordkeeper, to borrow funds from the participant’s Account.  The principal balance of such loan, shall not exceed the lesser of:

(a)   $50,000 less the highest outstanding principal during the previous 12 months; and

(b)   fifty percent (50%) of the vested portion of the participant’s Account, excluding his or her ESOP Account, as of the Valuation Date coinciding with or immediately preceding the date on which the loan is made.

Section 10.2.          Restrictions.  An application for a loan shall be made at the time and in the manner prescribed by the Recordkeeper.  The action of the Recordkeeper in approving or disapproving a request for a loan shall be final.  Any loan under the Plan shall be subject to the terms, conditions and restrictions set forth in the loan program established by the Recordkeeper.  The minimum loan amount is $1,000.  A Participant or Rexall Participant may have only one loan outstanding at any given time.  Notwithstanding anything herein to the contrary, a Participant who was performing services for Solgar, Inc. before January 1, 2006 may request to have a maximum of four regular loans and one home loan outstanding at any given time; provided, however, that each such loan must have been requested before January 1, 2006.

Section 10.3.          Default.  If any loan or portion of a loan made to a Participant or a Rexall Participant under the Plan, together with the accrued interest thereon, is in default, the Trustee, upon direction from the Administrator, shall take appropriate steps to collect the outstanding balance of the loan and to foreclose on the security; provided, however, that the Trustee shall not levy against any portion of such a participant’s Account until such time as a distribution from such Account otherwise could be made under the Plan.  Default shall occur (i) if the participant fails to make any scheduled loan payment when due or within 90 days thereafter (or within such other grace period as permitted under applicable law and by the Administrator) or (ii) upon the occurrence of any other event that is considered a default event under the loan program established by the Recordkeeper.  On the date a participant is entitled to receive a distribution of his or her Account pursuant to Article 9, any defaulted loan or portion thereof, together with the accrued interest thereon, shall be charged to the participant’s Account after all other adjustments required under the Plan, but before any distribution pursuant to Article 9.

Section 10.4.          Applicability.  Notwithstanding the foregoing, for purposes of this Article 10, any participant or Beneficiary who is a “party in interest” as defined in section 3(14) of ERISA may apply for a loan from his or her Account under the Plan, regardless of such participant’s or Beneficiary’s employment status.  As a condition of receiving such a loan, such a participant or Beneficiary who is not an Associate shall consent to have such loan repaid in substantially equal installments at the times and in the manner determined by the Administrator, but not less frequently than quarterly.

ARTICLE 11

ESOP LOANS

The Administrator may direct the Trustee to incur a loan on behalf of the Trust in a manner and under conditions which will cause the loan to be an “exempt loan” within the meaning of section 4975(d)(2) of the Code and Treasury regulations promulgated thereunder.  A loan shall be used primarily for the benefit of ESOP Participants and their Beneficiaries.  The proceeds of such loan shall be used, within a reasonable time after the loan is obtained, only to purchase NBTY Stock, to repay the loan or to repay any prior loan.  Any such loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Plan.  Any such loan shall be secured solely by shares of NBTY Stock acquired with the proceeds of the loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan.  Such stock pledged as collateral shall be placed in an ESOP Suspense Account and released pursuant to the next paragraph as the loan is repaid.  NBTY Stock released from the ESOP Suspense Account shall be allocated in the manner described in Section 8.6.  No person entitled to payment under a loan made pursuant to this Section shall have recourse against any Trust fund assets other than the stock used as collateral for the loan, Company contributions of cash that are available to meet obligations under the loan and earnings attributable to such collateral and the investment of such contributions.  Contributions made under Article 5 with respect to any Plan Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Company at the time such contribution is made.

Any pledge of NBTY Stock as collateral under this Section shall provide for the release of shares so pledged upon the payment of any portion of the loan.  Shares so pledged shall be released in the proportion that the principal and interest paid on the loan for the Plan Year bears to the aggregate principal and interest paid for the current Plan Year and each Plan Year thereafter, as provided in U.S. Treasury Regulation § 54.4975-7(b)(8).

Payments of principal and interest on any loan under this Section shall be made by the Trustee at the direction of the Administrator solely from:  (i) contributions under Article 5 available to meet obligations under the loan, (ii) earnings form the investment of such contributions, (iii) earning attributable to stock pledged as collateral for the loan, (iv) the proceeds of a subsequent loan made to repay the loan, and (v) the proceeds of the sale of any stock pledged as collateral for the loan.  The contributions and earnings available to pay the loan must be accounted for separately by the Administrator until the loan is repaid.

Subject to the limitations of Section 6.3 on annual additions to an ESOP Participant’s Account, assets released from an ESOP Suspense Account by reason of payment made on a loan shall be allocated immediately upon such payment to the accounts of all ESOP Participants who then would be entitled to an allocation of contributions if such payment had been made on the last day of the Plan Year.

ARTICLE 12

SPECIAL PARTICIPATION AND DISTRIBUTION RULES

Section 12.1.          Change of Employment Status.  If an Associate who is not an Eligible Associate or Eligible Rexall Associate becomes an Eligible Associate, then the Associate shall become a Participant (i) as of the date such Associate becomes an Eligible Associate, if the Associate then has satisfied the service requirement set forth in Section 3.1, or (ii) as of the date the Associate satisfies the service requirement set forth in Section 3.1.  If an Eligible Rexall Associate becomes an Associate of an Employer other than Rexall Sundown, Inc. or any subsidiary thereof, then such Associate shall become Participant (i) as of the date the Associate becomes an Eligible Associate, if the Associate then has satisfied the service requirement set forth in Section 3.1, or (ii) as of the date the Associate satisfies the service requirement set forth in Section 3.1.

Section 12.2.          Reemployment.  (a)    Participation.  If an Associate whose employment with all Employers terminates before the Associate satisfied the service requirement set forth in Section 3.1(a) is reemployed by an Employer, the Associate’s prior service shall be disregarded.  If an Associate whose employment with all Employers terminated before the Associate satisfied the service requirement set forth in Section 3.1(b) is reemployed by an Employer, the Associate’s prior service shall be disregarded for purposes of the employees’ stock ownership provisions of the Plan.  If an individual who satisfied the service requirement set forth in Section 3.1(a) or (b) but who terminated employment before the first day of the month following the month in which such service requirement was satisfied is reemployed as an Eligible Associate before a 1-Year Break in Service has occurred, then such individual again shall become a participant or an ESOP Participant (or both) pursuant to Section 3.1(a) or (b), as applicable, as of the date of his or her reemployment or, if later, the date he or she would otherwise have been eligible to participate in the Plan pursuant to Section 3.1(a) or (b), as applicable, had he or she not terminated employment.  If an individual who was a participant terminated employment with an Employer and is reemployed by an Employer, the individual shall be eligible to participate as a Participant as of the first day of the month coinciding with or next following on or after his or her reemployment date.  If an individual who was an ESOP Participant terminated employment with his or her Employer and is reemployed by an Employer, then the individual shall again become an ESOP Participant as of the January 1st or July 1st coincident with or next following his or her reemployment date.  If a participant or ESOP Participant whose employment with the Employers is terminated is receiving installment payments pursuant to Section 9.3(c) or Section 9.4, such payments shall be suspended upon such participant’s or ESOP Participant’s reemployment unless he or she has attained age 59½ on or before the date of such reemployment.

(b)   Restoration of Forfeitures.  If a Participant, Rexall Participant or ESOP Participant whose employment with the Employers is terminated is reemployed prior to incurring five consecutive 1-Year Breaks in Service, and, at or after his or her termination of employment, any portion of his or her accounts was forfeited pursuant to Section 9.2(b) or Section 9.4(c), then an amount equal to the portion of his or her accounts that was forfeited shall be credited to his or her accounts as soon as administratively practicable after he or she is reemployed.  Any amount to be restored pursuant to this subsection shall be obtained from the total amounts that have been forfeited pursuant to Sections 9.2(b), 9.4(c) and 9.9, as applicable, during the Plan Year in which such participant or ESOP Participant is reemployed from the Accounts and ESOP Accounts, as applicable, of participants and ESOP Participants employed by the same Employer as the reemployed participant or ESOP Participant, as the case may be.  If the aggregate amount to be so restored to the Accounts and ESOP Accounts of participants and ESOP Participants who are Associates of a particular Employer exceeds the amount of such applicable forfeitures, such Employer shall make a contribution in an amount equal to the excess.  Any such contribution shall be made regardless of whether the limitations set forth in Article 6 will be exceeded by such contribution.

(c)   Service.  In the case of a participant or ESOP Participant who was vested when his or her employment with the Employers and Affiliates terminated, any service attributable to the his or her prior period of employment shall be reinstated as of the date of his or her reparticipation. In the case of an Associate who was not a participant or ESOP Participant during his or her prior period of employment or in the case of a participant or ESOP Participant who was not fully vested when his or her prior period of employment terminated, any service attributable to his or her prior period of employment with the Employers and Affiliates shall not be cancelled unless one of the following is applicable:  (A) the number of his or her consecutive years of 1-Year Breaks in Service was less than the aggregate number of Years of Service earned before his or her first 1-Year Break in Service (determined without regard to whether participation in the Plan had commenced); (B) the Associate’s 1-Year Break(s) in Service commenced on or after May 1, 1986 and the number of his or her consecutive years of 1-Year Breaks in Service was less than five (5); (C) the Associate’s 1-Year Breaks in Services commenced on or after May 1, l986 due to a “maternity or paternity leave of absence” and the number of his or her consecutive years of 1-Year Breaks in Service was less than the aggregate number of years in his or her pre-break Service plus one year (considering Service determined without regard to whether participation in the Plan had commenced); or (D) the Associate’s 1-Year Breaks in Service commenced on or after May 1, l986 due to a “maternity or a paternity leave of absence” and the number of his or her consecutive years of 1-Year Breaks in Service was less than six (6).

Section 12.3.       Employment by Affiliates.  If an individual is employed by an Affiliate that is not an Employer, then any period of employment with such Affiliate shall be taken into account under the Plan solely for the purposes of (i) measuring such individual’s Hours of Service and Years of Service and (ii) determining when such individual has terminated his or her employment for purposes of the Plan, to the same extent it would have been had such period of employment been as an Associate.

Section 12.4.       Reemployment of Veterans.  (a)  In General.  The provisions of this Section shall apply in the case of the reemployment by an Employer of an Associate, within the period prescribed by USERRA, after the Associate’s completion of a period of Qualified Military Service.  The provisions of the Plan are intended to provide such an individual with the rights required by USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent.

(b)   Make-Up of Pre-Tax Contributions.  Such an Eligible Associate or Eligible Rexall Associate described in Section 12.4(a) shall be entitled to make contributions under the

Plan (“make-up participant contributions”), in addition to any Pre-Tax Contribution which he or she elects to have made under the Plan pursuant to Section 4.1 or 4.3(a).  From time to time while employed by an Employer, such Eligible Associate or Eligible Rexall Associate may elect to contribute such make-up participant contributions during the period beginning on the date of his or her reemployment and ending on the earlier of:

(i)            the end of the period equal to the product of three and such period of Qualified Military Service, and

(ii)           the fifth anniversary of the date of such reemployment.  Such Eligible Associate or Eligible Rexall Associate shall not be permitted to contribute make-up participant contributions to the Plan in excess of the amount which such individual could have elected to have made under the Plan in the form of Pre-Tax Contributions if he or she had continued in active employment with his or her Employer during such period of Qualified Military Service.  The manner in which an Eligible Associate or Eligible Rexall Associate may elect to contribute make-up participant contributions pursuant to this subsection (b) shall be prescribed by the Administrator or Recordkeeper.

(c)   Make-Up of Matching Contributions.  An Eligible Associate or Eligible Rexall Associate who contributes make-up participant contributions as described in subsection (b) of this Section shall be entitled to an allocation of Matching Contributions to his or her Account in an amount equal to the amount of Matching Contributions that would have been allocated to his or her Account during the period of Qualified Military Service if such make-up participant contributions had been made in the form of Pre-Tax Contributions during such period.  The amount necessary to make such allocation of Matching Contributions shall be derived from forfeitures during the Plan Year in which such Matching Contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Associate’s or Eligible Rexall Associate’s Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

(d)   Miscellaneous Rules Regarding Make-Up Contributions.  For purposes of determining the amount of contributions to be made under this Section, an individual’s “Compensation” during any period of Qualified Military Service shall be determined in accordance with section 414(u) of the Code.  Any contributions made by an Eligible Associate, an Eligible Rexall Associate or an Employer pursuant to this Section on account of a period of Qualified Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 6.1, 6.3 and 6.4 of the Plan (relating to sections 402(g), 415, and 404 of the Code) for the Plan Year in which such contributions are made.  The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 6.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make-up contributions made by an Eligible Associate, an Eligible Rexall Associate or an Employer pursuant to this Section.

(e)   Suspension of Loan Repayments.  Loan repayments may be suspended under the Plan as permitted under section 414(u) of the Code.

ARTICLE 13

ADMINISTRATION

Section 13.1.       The Administrator.  (a)    The Administrator shall be the “administrator” of the Plan within the meaning of such term as used in ERISA and shall be responsible for the administration of the Plan.

(b)   No individual employed by the Administrator who is a Participant, Rexall Participant or ESOP Participant shall take part in any action of the Administrator or any matter involving solely his or her rights under the Plan.

(c)   The Administrator shall have the duty and authority to interpret and construe, in its sole discretion, the terms of the Plan in all respects, including, but not limited to, all questions of eligibility, the status and rights of Participants, Rexall Participants and ESOP Participants, distributees and other persons under the Plan, and the manner, time and amount of payment of any distribution under the Plan. All determinations and actions of the Administrator shall be conclusive and binding upon all affected parties, except that the Administrator may revoke or modify a determination or action that it determines to have been in error.  Benefits will be paid under the Plan only if the Administrator decides in its sole discretion that the applicant is entitled to the benefits.

(d)   The Administrator shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 9.

(e)   The Administrator may adopt such rules, regulations, and procedures as it deems necessary for the conduct of its affairs and the administration of the Plan, provided that any such rules, regulations, and procedures shall be consistent with the provisions of the Plan and ERISA, and such rules, regulations, and procedures shall be binding upon all participants and Beneficiaries.

(f)    The Administrator shall discharge its duties as administrator with respect to the Plan (i) solely in the interest of the participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to the participants and Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  The Employers hereby jointly and severally indemnifies and holds harmless the Trustee from the effects and consequences of its acts, omissions and conduct in its official capacity, except to the extent that such effects and consequences result from its own willful or gross misconduct or criminal acts.

Section 13.2.          Named Fiduciary.  The Company shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its powers specifically set forth herein.

Section 13.3.          Allocation and Delegation of Responsibilities.  The Administrator, the Company, and any Employer may allocate their responsibilities and may delegate to any person, partnership, corporation or a committee to carry out any of their responsibilities with respect to the Plan.  Any such allocation or designation shall be in writing and shall be kept with the records of the Plan.

Section 13.4.          Professional and Other Services.  Each of the Administrator, the Company, and the Employers may employ counsel (who may be counsel for an Employer), specialists, advisers, and agents (including non-fiduciaries) to advise it and its agents or delegates and may arrange for clerical and other services as the Administrator, the Company or the Employer and its agents may require in carrying out its duties hereunder.  The Trustee may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of an Employer) to the extent not paid by any Employer.

Section 13.5.          Claims Procedure.  Any Participant, Rexall Participant, ESOP Participant or distributee (or his or her duly authorized representative) who believes he or she is entitled to benefits in an amount greater than those which he or she has been notified he or she is entitled to receive, is receiving or has received may file a claim with the Administrator.  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant.  The Administrator shall review the claim and, within 90 days after receipt of the claim, give written notice to the claimant of its decision with respect to the claim.  If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 90-day period and in no event shall such an extension exceed 90 days.  The notice of the decision of the Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, shall set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure (including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following the final denial of a claim).

The claimant (or his or her duly authorized representative) may request a hearing of the denial by filing with the Administrator a written request for such hearing within 60 days after notice of the denial has been received by the claimant.  Within the same 60-day period, the claimant may submit to the Administrator written comments, documents, records and other information relating to the claim.  Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim.  If a request for review is so filed, then the Administrator shall then conduct a hearing within the same 60-day period, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim.  At the hearing (or prior thereto upon five (5) business days’ written notice to the Administrator) the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance.  Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings.  In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter.  The full expense of any such court reporter and such transcripts shall be borne by the party who requests or requested the court reporter to attend the hearing.  A final, written decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal request unless special circumstances require an extension of time provided that the delay and the special circumstances are communicated in writing to the claimant within the 60-day period.  If the appeal of the claim is wholly or partially denied, the notice of the Administrator’s final decision shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information.  The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of his or her right to bring a civil action under section 502(a) of ERISA.  The claimant must file a civil action with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator’s final determination.

In making determinations regarding claims for benefits, the Administrator shall consider all of the relevant facts and circumstances, including, without limitation, governing plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to the claim submitted by the claimant (the “Claimant’s Submissions”).  The Claimant’s Submissions shall be considered by the Administrator without regard to whether the Claimant’s Submissions were submitted or considered by the Administrator in the initial benefit determination.

Section 13.6.          Notices to Participants, Etc.  All notices, reports and statements given, made, delivered or transmitted to a participant, ESOP Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made, delivered or transmitted when provided via such written or other means as may be permitted by applicable regulations promulgated by the U.S. Treasury Department.  A participant, ESOP Participant, distributee or other person may record any change of his or her address by written notice filed with his or her Employer.

Section 13.7.          Notices to Administrator or Employers.  Written directions and notices and other written or electronic communications from participants, ESOP Participants, distributees or other persons entitled to or claiming benefits under the Plan to the Administrator or the Employers shall be deemed to have been duly given, made, delivered or transmitted when given, made, delivered or transmitted in the manner and to the location prescribed by the Administrator or the Employers for the giving of such directions, notices and other communications.

Section 13.8.          Records.  The Administrator shall keep a record of all of its proceedings with respect to the Plan and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

Section 13.9.          Reports of Trustee and Accounting to Participants.  The Administrator shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and, as soon as practicable after the close of each Plan Year, each participant, ESOP Participant and Beneficiary shall be provided a written benefit statement indicating the balance credited to any Account for such individual as of the close of such Plan Year.  Any participant, ESOP Participant or Beneficiary claiming that an error has been made with respect to such balance shall notify the Administrator in writing within ninety (90) days following the delivery of such benefit statement.  If no notice of error timely is provided, the benefit statement shall be presumed to be correct.

ARTICLE 14

PARTICIPATION BY EMPLOYERS

Section 14.1.          Adoption of Plan.  With the consent of the Company, any entity may become an Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan and Trust into effect with respect to such entity, as prescribed by the Administrator.  The powers and control of the Company, as provided in the Plan and the trust agreement, shall not be diminished by reason of participation of any such adopting entity in the Plan.

Section 14.2.          Withdrawal from Participation.  An Employer may withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a written instrument duly adopted by an Employer to that effect and giving notice of its intended withdrawal to the Company, the Employers and the Trustee prior to the effective date of withdrawal.

Section 14.3.          Company, Administrator and Recordkeeper as Agents for Employers.  Each entity which becomes an Employer pursuant to Section 14.1 or Section 14.4 by so doing shall be deemed to have appointed the Company, the Administrator and the Recordkeeper as its agents to exercise on its behalf all of the powers and authorities conferred upon the Company, the Administrator and the Recordkeeper by the terms of the Plan.  The authority of the Company, the Administrator and the Recordkeeper to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Associates of the particular Employer and their Beneficiaries is set aside in a separate Trust Fund as provided in Section 17.2.

Section 14.4.          Continuance by a Successor.  In the event that an Employer other than the Company is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity other than an Employer succeeds to all or substantially all of such Employer’s business, such successor entity may, with the consent of the Company, be substituted for such Employer under the Plan by adopting the Plan.  Contributions by such Employer automatically shall be suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for an Employer under the Plan becomes effective.  If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to adopt the Plan, the Company fails to consent to such adoption, or an Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan automatically shall be terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Administrator shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Section 17.3.

If such successor entity is substituted for an Employer as described above, then, for all purposes of the Plan, employment of each Associate with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with such successor entity.

ARTICLE 15

MISCELLANEOUS

Section 15.1.          Expenses.  All costs and expenses of administering the Plan and the Trust, including the expenses of Employer and the Administrator, the fees of counsel and of any agents for an Employer, investment advisory and record keeping fees, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be paid out of the Trust Fund unless paid by an Employer.  The Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by each Employer.  An Employer may seek reimbursement of any expense paid by such Employer that the Administrator determines is properly payable from the Trust Fund.  Until paid, expenses shall constitute a liability of the Plan.

Section 15.2.          Non-Assignability.

(a)   In General.  No right or interest of any participant, ESOP Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and any attempt to do so shall be void, and no right or interest of any participant, ESOP Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such participant, ESOP Participant or Beneficiary, including claims for alimony or the support of any spouse, except as provided below.

(b)   Exception for Qualified Domestic Relations Orders.  Notwithstanding any provision of the Plan to the contrary, if a participant’s Account or an ESOP Participant’s ESOP Account under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders (as defined in section 414(p) of the Code), such Account or ESOP Account or portion of either shall be paid to the individual, at the time and in the manner specified in any such order.  The Administrator shall adopt rules and procedures, in accordance with section 414(p) of the Code, relating to its (i) review of any domestic relations order for purposes of determining whether the order is a qualified domestic relations order and (ii) administration of a qualified domestic relations order.  A domestic relations order shall not fail to constitute a qualified domestic relations order solely because such order provides for distribution to an alternate payee of the benefit assigned to the alternate payee under the Plan prior to the applicable participant’s or ESOP Participant’s earliest retirement age (as defined in section 414(p) of the Code) under the Plan.

(c)   Other Exception.  Notwithstanding any provision of the Plan to the contrary, if a participant or ESOP Participant is ordered or required to pay an amount to the Plan pursuant to (i) a judgment in a criminal action, (ii) a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or (iii) a settlement agreement between the Secretary of Labor and the participant or ESOP Participant or the Pension Benefit Guaranty Corporation and the participant or ESOP Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, the participant’s Account or his or her ESOP Account, as the case may be, may, to the extent permitted by law, be offset by such amount.

Section 15.3.       Employment Non-Contractual.  The Plan confers no right upon an Associate to continue in employment.

Section 15.4.       Merger or Consolidation with Another Plan.  A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each participant, ESOP Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

Section 15.5.       Gender and Plurals.  Wherever used in the Plan, words in the masculine gender shall include the masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

Section 15.6.       Applicable Law.  The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of New York to the extent such laws have not been preempted by applicable federal law.

Section 15.7.       Severability.  If any provision of the Plan is held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

Section 15.8.       No Guarantee.  None of the Company, the Employers, the Administrator or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any benefit that may be or become due to any person from the Trust Fund.  Nothing in the Plan shall be deemed to give any participant, distributee or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits from the Trust Fund in accordance with the provisions of the Plan and the trust agreement.

Section 15.9.       Plan Voluntary.  Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the contributions hereunder are not and shall not be regarded as contractual obligations of the Employers.

ARTICLE 16

TOP-HEAVY PLAN REQUIREMENTS

Section 16.1.       Top-Heavy Plan Determination.  If as of the determination date (as defined in Section 16.2(a)(1)) for any Plan Year the account balances under the Plan, of all participants and ESOP Participants who are key employees (as defined in Section 16.2(a)(2)) for such Plan Year exceeds 60% of the aggregate of the account balances and the present value of accrued benefits of all participants and ESOP Participants in the Plan as of the determination date, then the Plan shall be a “top-heavy plan” with respect to such participants and ESOP Participants for such Plan Year, and the requirements of Sections 16.3 and 16.4 shall be applicable for such Plan Year as of the first day thereof.

Section 16.2.       Definitions and Special Rules.

(a)   Definitions.  For purposes of this Article 16, the following definitions shall apply:

(1)  Determination Date.  The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined that coincides with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

(2)  Key Employee.  Any Associate or former Associate (or any Beneficiary of such Associate) who, at any time during the Plan Year containing the determination date, was (i) an officer of an Employer having annual compensation greater than $140,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (ii) a 5-percent owner of an Employer, or (iii) a 1-percent owner of an Employer having annual compensation of more than $150,000.  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code.

(3)  Compensation.  Compensation shall have the meaning set forth in U.S. Treasury Regulation § 1.415-2(d).

(b)   Special Rules.  For the purpose of determining the accrued benefit or account balance of a participant, (i) the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the one-year period ending on the determination date shall not be taken into account pursuant to this Section, and (ii) any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the one-year period ending on the determination date shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a person’s severance from employment, death or disability, clause (ii) of this Section 16.2(b) shall be applied by substituting “five-year period” for “one-year period.”

Section 16.3.          Minimum Contribution for Top-Heavy Years.  Notwithstanding any provision of the Plan to the contrary, for any Plan Year for which the Plan is a top-heavy plan, a minimum contribution shall be made on behalf of each participant (other than a key employee) who is an Associate on the last day of the Plan Year in an amount equal to the lesser of (i) 3% of such participant’s compensation during such Plan Year and (ii) the highest percentage at which Employer contributions (including Pre-Tax Contributions) are made on behalf of any key employee for such Plan Year.  If during any Plan Year for which this Section 16.3 is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section 16.3 shall be 5%.  The percentage referred to in clause (ii) of the first sentence of this Section 16.3 shall be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4, Article 5 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year.  Notwithstanding the foregoing, the minimum contribution described in this Section 16.3 for any Plan Year for which the Plan is a top-heavy plan shall not be made under this Plan with respect to any Participant who receives a minimum contribution or minimum benefit for purposes of section 416(c) of the Code under another plan maintained by an Affiliate.

Section 16.4.          Minimum Vesting for Top-Heavy Years.  Notwithstanding any provision of the Plan to the contrary, for any Plan Year for which the Plan is a top-heavy plan, a Participant or Rexall Participant with at least two Years of Service but not more than three Years of Service shall become 20% vested in his or her accounts under the Plan; a participant with at least three Years of Service but not more than four Years of Service shall become 40% vested in his or her Plan accounts; a participant with at least four Years of Service but no more than five Years of Service shall become 60% vested in his or her Plan accounts; a participant with at least five Years of Service but no more than six Years of Service shall become 80% vested in his or her Plan accounts; and a participant with six or more Years of Service shall become 100% vested in his or her Plan accounts.  Any portion of an ESOP Account or Account that a participant is not entitled to receive pursuant to this Section shall be charged to the relevant account and forfeited as of the earlier of (i) the date the participant receives a distribution of his or her vested account and (ii) the date the participant incurs five consecutive 1-Year Breaks in Service.

ARTICLE 17

AMENDMENT, ESTABLISHMENT OF
SEPARATE PLAN, AND PLAN TERMINATION

Section 17.1.          Amendment.  The Committee may, at any time and from time to time, amend or modify the Plan.  Any such amendment or modification shall become effective as of such date provided therein upon its execution, including retroactively to the extent permitted by law, and may apply to participants in the Plan at the time thereof as well as to future participants.

Section 17.2.          Establishment of Separate Plan.  If an Employer terminates its participation in the Plan pursuant to Section 17.3, then the Administrator shall determine the portion of each of the funds of the Trust Fund that is applicable to the Participants, Rexall Participants and ESOP Participants employed by such Employer and their Beneficiaries and direct the Trustee to segregate such portion in a separate trust.  Such separate trust thereafter shall be held and administered as a part of the separate plan of such Employer.

Section 17.3.          Termination.  The Company at any time may terminate the Plan or any portion of the Plan by delivery to the Administrator of written notice of such termination.

An Employer at any time may terminate its participation in the Plan by resolution of its board of directors.  In the event of any such termination, or in the event of the partial termination of the Plan with respect to a group of Participants, Rexall Participants or ESOP Participants (or any combination thereof), the Accounts and ESOP Accounts of the group with respect to whom the Plan is terminated shall become fully vested and thereafter shall not be subject to forfeiture.  Unallocated amounts, including Forfeitures, shall be allocated to the applicable Accounts and ESOP Accounts.  The Administrator shall direct the Trustee to distribute the vested Accounts and ESOP Accounts to such group.

A complete discontinuance of contributions by an Employer to the Plan shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section 17.3.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 1st day of December, 2005.

NBTY, INC.

By:	/s/ Harvey Kamil

Title:	President